                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                         Goody's Family Clothing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     We are pleased to invite you to attend our 2002 annual meeting of shareholders for the following purposes:

          1. To elect two directors to serve for terms of three years;

          2. To consider, approve and adopt the Goody's Family Clothing, Inc. Short Term Incentive Plan;

          3. To consider, approve and adopt amendments to the Goody's Family Clothing, Inc. Amended and Restated Discounted Stock Option Plan for Directors that would extend the term of the plan to July 7, 2013 and increase the number of shares of Common Stock reserved for issuance under the plan from an aggregate of 300,000 shares to an aggregate of 500,000 shares of Common Stock;

          4. To consider, approve and adopt amendments to the Goody's Family Clothing, Inc. Amended and Restated 1997 Stock Option Plan that would, among other things, (i) increase the number of shares of Common Stock reserved for issuance under the plan from an aggregate of 2,000,000 shares to an aggregate of 3,500,000 shares of Common Stock, (ii) increase the maximum number of shares of Common Stock subject to options which may be granted to an optionee from 200,000 shares to 500,000 shares of Common Stock in any fiscal year of the Company and provide that such restriction only applies to Performance Options (as defined in the plan); and (iii) provide for certain technical amendments; and

          5. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, there will be a review of fiscal 2001, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest during the meeting.

     Only shareholders of record at the close of business on April 29, 2002 are entitled to receive notice of and to vote at the meeting.

               YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO
              ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND
                 RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE
                 PROVIDED AS PROMPTLY AS POSSIBLE. INSTRUCTIONS
                        ARE INCLUDED ON YOUR PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ Robert M. Goodfriend
                                          Robert M. Goodfriend
                                          Chairman of the Board and
                                          Chief Executive Officer
Knoxville, Tennessee
May 17, 2002

     This Proxy Statement and the enclosed proxy card are being mailed on or about May 17, 2002 to the shareholders of record of the Company at the close of business on April 29, 2002. The Company's 2001 Annual Report, which includes its consolidated financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

GENERAL

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2002 annual meeting of shareholders (individually, a "Shareholder" and collectively, the "Shareholders") of the Company, or at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement.

DATE, TIME AND PLACE OF MEETING

     Date:              June 19, 2002
     Time:             10:00 a.m. EDT
     Place:             400 Goody's Lane, Knoxville, Tennessee

SHARES ENTITLED TO VOTE

     There are 32,481,230 shares of common stock, no par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. April 29, 2002 has been fixed as the record date (the "Record Date") for the determination of the Shareholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting.

VOTING YOUR PROXY

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and change your vote. The enclosed proxy card indicates the number of shares that you own. Voting instructions are included on your proxy card. If you properly complete your proxy card and return it as instructed in time to vote, one of the individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares as follows:

     - "FOR" the election of the two nominees for director as described on page
       3.

     - "FOR" the approval and adoption of the Goody's Family Clothing, Inc. Short Term Incentive Plan (the "Short Term Incentive Plan") as described on page 22.

     - "FOR" the approval and adoption of the amendments (the "Directors Plan Amendments") to the Goody's Family Clothing, Inc. Amended and Restated Discounted Stock Option Plan for Directors (the "Directors Plan") as described on page 24.

     - "FOR" the approval and adoption of the amendments (the "1997 Plan Amendments") to the Goody's Family Clothing, Inc. Amended and Restated 1997 Stock Option Plan (the "1997 Plan") as described on page 28.

     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with the Board's recommendation. At the time this Proxy Statement was mailed to the Shareholders, the Company knew of no other matters to be acted on at the Annual Meeting.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by:

     - sending in another signed proxy card with a later date;

     - notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     - voting in person at the Annual Meeting.

VOTING IN PERSON

     If you plan to attend the Annual Meeting and vote in person, you will be provided with a ballot after you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring photo identification and an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

QUORUM REQUIREMENTS

     A quorum of Shareholders is necessary to hold a meeting of the Shareholders. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting constitutes a quorum to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item, absent instruction from the beneficial owner of the shares and no such instruction is given.

VOTE NECESSARY TO APPROVE PROPOSALS

     Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Approval and adoption of the Short Term Incentive Plan, the Directors Plan Amendments, and the 1997 Plan Amendments, and approval of any other matter that may properly come before the Annual Meeting, require the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon (assuming the presence of a quorum at the Annual Meeting). Abstentions and broker non-votes will be counted as votes against approval.

FISCAL YEAR

     The terms "fiscal 1999," "fiscal 2000," "fiscal 2001," "fiscal 2002," and "fiscal 2003" as used herein refer to the Company's fiscal years ended January 29, 2000, February 3, 2001, February 2, 2002 and the Company's fiscal years ending February 1, 2003 and January 31, 2004, respectively.

ITEM 1 -- ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class I Directors, Irwin L. Lowenstein and Cheryl L. Turnbull, will expire at the Annual Meeting. Irwin L. Lowenstein and Cheryl L. Turnbull are nominees for election at the Annual Meeting as Class I Directors to serve until the 2005 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders. The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time.

     Since the Board has only nominated two persons for election as Class I Directors and has fixed the number of Class I Directors at two directors, the Shareholders cannot vote for a greater number of persons than the number of nominees named herein. The election of the Class I Directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting. The Class I Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, owns approximately 40.6% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class I Directors of the two nominees listed below.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

BIOGRAPHIES OF DIRECTOR NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

     The following table sets forth biographical data for the last five years for each nominee for director, for each director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS I DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR TERM
                     EXPIRING AT THE 2005 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Irwin L. Lowenstein           66     Chairman of The Powell Company, Inc. (a      1996          --
                                     privately-held furniture manufacturer)
                                     since November 2000 and a Director
                                     since February 1999. Director of
                                     Schnadig Corp. (a privately-held
                                     furniture manufacturer) since March
                                     2001. Previously served as Executive
                                     Vice President of Rhodes/Heilig-Meyers
                                     Company (a publicly-held specialty
                                     furniture retailer) from February 1997
                                     to February 2000. Chief Executive
                                     Officer of Rhodes, Inc. (a
                                     publicly-held specialty furniture
                                     retailer) from May 1989 to January
                                     1997, Chairman from July 1994 to
                                     February 1997, and Director from March
                                     1977 to February 1997.
Cheryl L. Turnbull            41     Managing Director of Banc One Mezzanine      1995          --
                                     Corp. (a merchant bank) since June
                                     1999. Previously served as Director of
                                     Banc One Capital Markets, Inc. (a
                                     merchant bank) from January 1998 to
                                     June 1999, and Vice President from July
                                     1996 to December 1997.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

CLASS II DIRECTOR -- TERM EXPIRING AT THE 2003 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Samuel J. Furrow              60     Chairman of: Furrow Auction Company (a       1995          --
                                     real estate and equipment sales
                                     company) since April 1968, and Innovo
                                     Group, Inc. (a publicly-held
                                     manufacturer and supplier of sports
                                     bags and apparel) since October 1998.
                                     Director of: Southeastern-Advertising,
                                     Inc. (an advertising agency) since
                                     April 1968, and Innovo Group, Inc.
                                     since April 1998. Member of the
                                     Advisory Board of AmSouth Bank since
                                     September 1993. Owner of: Mercedes Benz
                                     of Knoxville since December 1980; Land
                                     Rover of Knoxville since July 1997; and
                                     Land Rover of Chattanooga since
                                     December 1999. Previously served as
                                     Chairman of Furrow-Justice Machinery
                                     Corporation (a six-branch industrial
                                     and construction equipment dealer) from
                                     September 1983 to March 2001.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 2004 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Robert M. Goodfriend          52     Chairman of the Board of Directors and       1973        1977
                                     Chief Executive Officer of the Company.
Robert F. Koppel              55     President of East Tennessee Children's       1995          --
                                     Hospital since August 1976.

EXECUTIVE OFFICERS (IN ADDITION TO MR. GOODFRIEND):

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
Lana Cain Krauter             50     President and Chief Merchandising Officer of the       2000
                                     Company since October 2000. Previously served as
                                     President and Special Assistant to the Chairman
                                     of the Company from January 2000 to October 2000,
                                     and Senior Vice President of Sears, Roebuck and
                                     Co. (a publicly-held retail company) from
                                     November 1994 to January 2000.

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
Edward R. Carlin              61     Executive Vice President, Chief Financial Officer      1994
                                     of the Company since July 1994, and Secretary of
                                     the Company since February 1995.
Max W. Jones                  47     Executive Vice President, Merchandising of the         2000
                                     Company since July 2000. Previously served as
                                     President and Chief Executive Officer of
                                     Herberger's Department Store, Inc. (a division of
                                     a publicly-held retail department store chain)
                                     from December 1997 to July 2000, and Senior Vice
                                     President and General Merchandise Manager of
                                     Proffitt's Department Store, Inc. (a division of
                                     a publicly-held retail department store chain)
                                     from August 1994 to November 1997.
David R. Mullins              50     Executive Vice President, Stores of the Company        1980
                                     since December 1996. Previously served as Senior
                                     Vice President, Store Operations from July 1994
                                     to December 1996.
Bruce E. Halverson            47     Senior Vice President, Planning and Allocation of      1998
                                     the Company since January 1998. Previously served
                                     as Vice President, Planning and Allocation of the
                                     Company from November 1993 to January 1998.
John J. Okvath, III           57     Senior Vice President, Product Development of the      1998
                                     Company since January 1998. Previously served as
                                     Vice President, Product Development of the
                                     Company from August 1995 to January 1998.
John A. Payne                 52     Senior Vice President and General Merchandise          2000
                                     Manager, Men's of the Company since February
                                     2002. Previously served as Senior Vice President
                                     and General Merchandise Manager of the Company
                                     from July 2000 to February 2002, Divisional
                                     Merchandise Manager of the Company from May 1992
                                     to September 1997 and Vice President of Mirth,
                                     Inc. (a clothing manufacturer) from March 1998 to
                                     July 2000.
David G. Peek                 41     Senior Vice President and Chief Accounting             1996
                                     Officer of the Company since January 2001.
                                     Previously served as Vice President, Corporate
                                     Controller and Chief Accounting Officer of the
                                     Company from June 1997 to January 2001, and
                                     Corporate Controller and Chief Accounting Officer
                                     of the Company from June 1996 to June 1997.
Jay D. Scussel                58     Senior Vice President, Management Information          1998
                                     Systems of the Company since January 1998.
                                     Previously served as Vice President, Management
                                     Information Systems of the Company from January
                                     1996 to January 1998.

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
Bobby Whaley                  57     Senior Vice President, Distribution,                   1998
                                     Transportation and Logistics of the Company since
                                     January 1998. Previously served as Vice
                                     President, Distribution, Transportation and
                                     Logistics of the Company from February 1983 to
                                     January 1998.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 2001, the Board met five times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served.

     The Audit Committee of the Board, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is primarily responsible for: (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) monitoring the independence and performance of the Company's independent auditors and internal auditing department; and (iii) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board. The Audit Committee has a charter that details its duties and responsibilities. Pursuant to the requirements of the Charter of the Audit Committee, each member of the Audit Committee is an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. During fiscal 2001, the Audit Committee met eight times.

     The Compensation Committee of the Board, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other executive officers and key management of the Company, and making recommendations thereof to the Board. The Compensation Committee is also responsible for the review and administration of the Company's stock option plans, 401(k) retirement plan, executive deferral plan (which was terminated in January 2002), employee payroll investment plan, and short-term incentive compensation plan. In carrying out such responsibilities, the Compensation Committee reviews the salaries, benefits, performance, and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 2001, the Compensation Committee met six times.

     The Board also has a Nominating Committee, consisting of Messrs. Furrow (Chair), Goodfriend and Lowenstein, that is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee met twice during fiscal 2001.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company's independent public accountants. The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for fiscal 2001 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Company's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Company.

     Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited consolidated financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K for fiscal 2001 which was filed with the Securities and Exchange Commission on April 26, 2002.

                                          AUDIT COMMITTEE

                                          ROBERT F. KOPPEL (CHAIR)
                                          SAMUEL J. FURROW
                                          CHERYL L. TURNBULL

DIRECTORS' COMPENSATION

     Each non-employee director is entitled to receive the following compensation from the Company:

     - a monthly retainer of $1,000;

     - a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings); and

     - a fee of $1,500 for each eight hours of committee work outside of formal committee meetings that is considered equivalent to attendance at one committee meeting, thereby entitling such director to compensation.

     In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 15,000 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 3,000 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

     Directors are also eligible to receive additional grants of stock options under the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") and the 1997 Plan at the discretion of the Compensation Committee. The exercise price, term and vesting of any such stock options would be determined by the Compensation Committee at its discretion. There were 497,650 shares of Common Stock available for future issuance under these plans as of April 29, 2002.

     Non-employee directors are permitted to irrevocably elect and receive (in lieu of cash for the director's fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise due to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period, as well as the monthly retainer, beginning on the first day of the third quarter of the then current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At each of the Board meetings following the respective annual meetings of shareholders for the last three years, all non-employee directors elected to receive 100% of their directors' fees for the Plan Years following the respective annual meetings in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 2002 Plan Year at the Board meeting planned for June 19, 2002 following the Annual Meeting. There were 67,440 shares of Common Stock available for future issuance under this plan as of April 29, 2002. See "Item 3 -- Adoption of Directors Plan Amendments."

     No compensation is paid to Mr. Goodfriend, an executive officer of the Company, for services rendered in his capacity as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 2001 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's executive management (other than, in Mr. Goodfriend's case, with respect to his own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions with Directors and Officers."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 2001 were complied with on a timely basis.

SHARE OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date (except in the case of Franklin Resources, Inc. and Dimensional Fund Advisors, Inc. and the other persons and entities referenced in footnote 5 and 6, the following table sets forth information regarding their beneficial ownership of the outstanding shares of Common Stock as of December 31, 2001) for: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the current executive officers of the Company named in the "Summary Compensation Table;" (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Commission, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                    Number of Shares and Nature of Beneficial
                                                           Ownership at April 29, 2002
                                              ------------------------------------------------------
                                               Voting or Investment
                                                       Power             Percent
                                              -----------------------      of      Acquirable within
Name                                             Sole        Shared       Class       60 Days(1)
----                                          ----------    ---------    -------   -----------------
Robert M. Goodfriend(2).....................  13,963,730(3)    22,500(4)  42.0%          807,000
Franklin Resources, Inc.(5).................          --    2,462,800      7.6%               --
Dimensional Fund Advisors, Inc.(6)..........          --    1,975,443      6.1%               --
Lana Cain Krauter...........................     221,366       25,880(7)     *           216,666
Max W. Jones................................      21,200           --        *            21,200
Edward R. Carlin............................     108,655           --        *           108,250
David R. Mullins............................     135,250           --        *           124,750
Samuel J. Furrow............................      47,033           --        *            47,033
Robert F. Koppel............................      47,271           --        *            47,271
Irwin L. Lowenstein.........................      60,785           --        *            60,785
Cheryl L. Turnbull..........................      87,763           --        *            87,763
All Directors and Executive Officers as a
  Group (15 Persons)........................  14,938,643(3)    48,380(8)  43.7%        1,755,018

---------------

(1) This column lists the number of shares of Common Stock that the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans. Such shares are also included in the "Sole" column of this table.
(2) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(3) These shares do not include 634,540 shares (2.0% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children and any other shares of Common Stock owned by his children. Mr. Goodfriend has no voting or investment power with respect to any of these shares and disclaims beneficial ownership of them.
(4) These shares are owned by Mr. Goodfriend's wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(5) These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc., a Delaware corporation ("FRI"). The address of FRI is One Franklin Parkway, San Mateo, California 94403. The foregoing information was derived from a
    Schedule 13G filed by FRI with the Commission.
(6) These shares are beneficially owned by four investment companies and certain commingled group trusts and separate accounts which are advised or managed by Dimensional Fund Advisors, Inc., a Delaware corporation ("Dimensional"). The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The foregoing information was derived from a Schedule 13G filed by Dimensional with the Commission.
(7) These shares include 10,000 shares owned jointly by Ms. Krauter and her husband with whom she shares voting and investment power with respect to such shares and 15,880 shares owned by her husband as to which Ms. Krauter disclaims beneficial ownership.
(8) Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnotes 4 and 7 above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Background. The Company currently has eleven executive officers and five directors (Mr. Goodfriend serves as both a director and an executive officer). Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry. The design and implementation of such program continually evolves, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with retail companies of similar size; and (ii) linking executives' compensation with the Company's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are: (i) annual base salary;
(ii) short-term incentive compensation in the form of performance bonuses payable in cash each year; and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary. Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries are generally recommended by executive management for the review and approval of the Compensation Committee and the Board (subject to applicable employment agreements).

     Short-Term Incentive Compensation. The short-term incentive compensation component consists of target performance bonuses for eligible executive officers that are calculated as a percentage of their annual base salaries (ranging between 60% and 150%). Each year, the target earnings (that are based on earnings before bonus payments and income taxes) of the Company are established by the Compensation Committee with the assistance of management and approved by the Board. Each participating executive officer is eligible to receive between 0% and 150% of their respective target performance bonus depending on the Company's performance. Based on management's recommendation, the Compensation Committee, with the approval of the Board, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer's exceptional service to the Company. With respect to fiscal 2001, because the target level of earnings was not achieved, no bonuses were awarded to executive officers except for: (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend that is discussed below; (ii) a guaranteed bonus of $100,000 paid to Ms. Krauter; and (iii) a guaranteed bonus of $62,000 paid to each of Messrs. Carlin and Jones.

     Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. Generally, the exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal annual increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be derived therefrom with those of the Company's outside shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on executive management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company.

     CEO Compensation. Mr. Goodfriend does not have an employment agreement with the Company. His compensation is determined annually by the Compensation Committee and approved by the full Board (other than Mr. Goodfriend) based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry.

     Base Salary. During fiscal 2001, Mr. Goodfriend received an annual base salary of $650,000 and a guaranteed annual bonus of $100,000.

     Short-Term Incentive Compensation. Mr. Goodfriend participated in the short-term incentive compensation plan discussed above and was eligible to receive a performance bonus of up to 150% of his annual base salary in fiscal 2001 (less the guaranteed bonus) if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 2001 were not achieved, Mr. Goodfriend did not receive any performance bonus for fiscal 2001.

     Long-Term Incentive Compensation. During fiscal 2001, Mr. Goodfriend was granted (in two installments) stock options immediately exercisable to purchase an aggregate of 750,000 shares of Common Stock over a five-year term as follows:
(i) in October 2001, Mr. Goodfriend was granted stock options immediately exercisable to purchase an aggregate of 200,000 shares of Common Stock over a five-year term at an exercise price of $3.60 per share (the closing sales price of the Common Stock on The Nasdaq National Market on October 18, 2001); and (ii) in January 2002, Mr. Goodfriend was granted stock options immediately exercisable to purchase an aggregate of 550,000 shares of Common Stock over a five-year term at an exercise price of $3.90 per share (the closing sales price of the Common Stock on The Nasdaq National Market on January 29, 2002). In December 2001, stock options to purchase an aggregate of 640,000 shares of Common Stock previously granted to Mr. Goodfriend in December 1996 expired.

     In order to provide fair and reasonable employment and compensation arrangements for Mr. Goodfriend reflecting an increased emphasis on the relationship between compensation and the Company's performance, the Compensation Committee decided that the Company should formalize its employment arrangements with Mr. Goodfriend and engaged independent compensation consultants to advise the committee on such arrangements. Although the Compensation Committee and Mr. Goodfriend reached an agreement in principle with regard to such employment arrangement, both parties decided to postpone the negotiation of a definitive employment agreement. The parties recently re-commenced the negotiation of a definitive employment agreement. The Compensation Committee expects that a new employment agreement and related documentation will be finalized during fiscal 2002.

     During fiscal 1999, following extensive analysis and discussion internally as well as with the independent compensation consultants, the Compensation Committee approved a split-dollar life insurance arrangement with Mr. Goodfriend providing for the payment by the Company of the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. The full Board (with Mr. Goodfriend abstaining) subsequently approved the arrangement as well. The purpose of this arrangement is two-fold: (i) to mitigate the adverse impact on the Company and its shareholders which could result from a forced sale of stock upon the Goodfriends' deaths in order to pay estate taxes; and (ii) to provide an employee benefit to Mr. Goodfriend. Accordingly, the arrangement generally provides that one-half of the coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. Prior to its approval of this arrangement, the Compensation Committee reviewed, among other things, the compensation data of other companies in the retail apparel business and other statistical information provided by the independent compensation consultants. See "Certain Transactions with Directors and Officers."

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1,000,000 paid to a company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee endeavors, where possible, to cause awards of incentive compensation to qualify as "performance-based compensation." The Short Term Incentive Plan adopted by the Company and approved by the shareholders in June 1997 (and as resubmitted for shareholder approval and adoption at the Annual Meeting) has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. See "Item 2 -- Adoption of Short Term Incentive Plan." In addition, the 1997 Plan also has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide the Company with an income tax deduction equal to the amount of compensation income recognized by the optionee. See "Item 4 -- Adoption of 1997 Plan Amendments." The 1991 Plan and the 1993 Plan do not comply with the requirements under Code Section 162(m) because they were adopted prior to the effectiveness of this section. A portion of the options granted to Mr. Goodfriend in fiscal 2001 are not considered qualifying performance-based compensation because they were granted under the 1993 Plan. (At the time of the award the Company did not have enough shares available under the 1997 Plan to satisfy such award.) Accordingly, the Company will not be entitled to an income tax deduction for amounts Mr. Goodfriend may recognize upon the exercise of these options to the extent that, in the year of exercise, he has non-qualifying performance-based compensation in excess of $1,000,000. Except as noted above, the total cash and non-cash compensation that Mr. Goodfriend and Ms. Krauter may receive in fiscal 2002 is expected to be deductible. It is not currently expected that any other executive officer of the Company will receive compensation in excess of $1,000,000 for fiscal 2002.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          ROBERT F. KOPPEL
                                          IRWIN L. LOWENSTEIN

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers at the end of fiscal 2001. All of such executive officers are hereinafter referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                                    Long-Term
                                                  Annual Compensation              Compensation
                                          ------------------------------------     ------------
                                                                     Other          Securities        All
                                                                     Annual         Underlying       Other
                                 Fiscal   Salary       Bonus      Compensation       Options      Compensation
Name and Position                 Year      ($)         ($)          ($)(1)            (#)            ($)
-----------------                ------   -------     -------     ------------     ------------   ------------
Robert M. Goodfriend...........   2001    650,000     100,000       120,633(3)       750,000         67,197(4)
  Chairman of the Board and       2000    650,000     100,000       143,460(3)            --         69,720(4)
  Chief Executive Officer         1999    650,000(2)  100,000       156,379(3)        15,000         71,058(4)
Lana Cain Krauter..............   2001    500,000     100,000            --               --          8,769(8)
  President and Chief             2000    500,000     100,000       103,871(6)       100,000(7)          37(8)
  Merchandising Officer           1999     28,846(5)  465,000(5)         --          200,000(7)          --
Max W. Jones...................   2001    310,000      62,000            --            6,000         10,728(11)
  Executive Vice President,       2000    155,000(9)   91,000(9)     40,979(10)       50,000          2,128(11)
  Merchandising                   1999         --          --            --               --             --
Edward R. Carlin...............   2001    274,423      62,000            --           35,000         14,144(12)
  Executive Vice President,       2000    260,000      15,600            --           10,000         15,571(12)
  Chief Financial Officer and     1999    260,000       5,000            --            3,750         14,505(12)
  Secretary
David R. Mullins...............   2001    274,423          --            --           35,000          5,953(13)
  Executive Vice President,       2000    260,000      15,600            --               --          7,993(13)
  Stores                          1999    260,000          --            --            3,750          8,330(13)

---------------

 (1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
 (2) Fiscal 1999 salary excludes $173,250 paid to Mr. Goodfriend pursuant to the terms of a Deferred Compensation Agreement dated June 15, 1997 between Mr. Goodfriend and the Company. Fiscal 1997 salary included $417,227 of salary earned by Mr. Goodfriend in that year but deferred and paid in fiscal 1998 and 1999, respectively.
 (3) Consists of: (i) $109,094, $126,428 and $133,532 in fiscal 2001, 2000 and
     1999, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service;
     (ii) $10,790, $10,942 and $12,324 in fiscal 2001, 2000 and 1999, respectively, for Mr. Goodfriend's personal use of the Company's automobile; (iii) $749, $788 and $736 in fiscal 2001, 2000 and 1999, respectively, for the imputed value of group life insurance benefits as to which Mr. Goodfriend's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (iv) $5,302 and $9,787 in fiscal 2000 and 1999, respectively, for personal financial consulting and estate planning services paid by the Company.
 (4) Consists of: (i) non-cash benefits of $7,687, $9,511 and $41,929 in fiscal 2001, 2000 and 1999, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies; (ii) $2,285, $1,850 and $4,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's 401(k) Retirement Plan in each of fiscal 2001, 2000 and 1999, respectively; (iii) $9,715, $10,150 and $8,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's Executive Deferral Plan in fiscal 2001, 2000 and 1999, respectively; (iv) $47,510 and $48,209 paid for the term life insurance premium in fiscal 2001 and 2000, respectively, for a second-to-die policy as to which Mr. Goodfriend's family is the beneficiary; and (v) $17,129 for interest paid in fiscal 1999 to Mr. Goodfriend on fiscal 1997 deferred salary (see footnote 2 above). See
     "-- Certain Transactions with Directors and Officers" for a detailed description of the Company's split-dollar life insurance arrangements with Mr. Goodfriend.

 (5) Ms. Krauter was hired by the Company on January 10, 2000. Accordingly, the amounts included in this table reflect compensation paid to Ms. Krauter for the respective portion of fiscal 1999, including a signing bonus of $365,000 paid on February 1, 2000 and a guaranteed bonus of $100,000 paid on March 24, 2000.
 (6) Consists of the following items related to fiscal 2000: (i) $2,152 attributable to personal use of the Company's aircraft by Ms. Krauter and her family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service; (ii) $4,154 for a car allowance paid to Ms. Krauter; (iii) $137 for the imputed value of group life insurance benefits as to which Ms. Krauter's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service; and (iv) $97,428 for relocation costs paid by the Company.
 (7) The employment agreement that the Company entered into with Ms. Krauter provided for an award on January 10, 2000 of options to purchase 300,000 shares of Common Stock. However, the 1997 Plan limits the issuance of options to any one optionee in any one fiscal year to 200,000 shares of Common Stock. This administrative error was discovered in May 2002. The Company and Ms. Krauter agreed to correct her employment agreement by splitting the award into two options: one granted on January 10, 2000 for 200,000 shares of Common Stock and one granted on January 31, 2000 for 100,000 shares of Common Stock. See "Employment and Termination Arrangements with Named Executive Officers."
 (8) Consists of: (i) $2,285 attributable to the Company's contributions on Ms. Krauter's behalf to the Company's 401(k) Retirement Plan in fiscal 2001;
     (ii) $6,484 attributable to the Company's contributions on Ms. Krauter's behalf to the Company's Executive Deferral Plan in fiscal 2001; and (iii) $37 representing disability insurance premiums paid by the Company in fiscal 2000.
 (9) Mr. Jones was hired by the Company on July 31, 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Jones for the respective portion of fiscal 2000, including a signing bonus of $60,000 paid in August 2000 and a prorated guaranteed bonus of $31,000 paid in March 2001.
(10) Consists of: (i) $37,979 for relocation costs paid by the Company; and (ii) $3,000 for a car allowance paid to Mr. Jones.
(11) Consists of: (i) $2,128 in each of fiscal 2001 and fiscal 2000 attributable to the Company's payment of term life insurance premiums as to which Mr. Jones' family is the beneficiary; (ii) $7,169 for disability insurance premiums paid by the Company in fiscal 2001; and (iii) $1,431 attributable to the Company's contributions on Mr. Jones' behalf to the Company's 401(k) Retirement Plan in fiscal 2001.
(12) Consists of: (i) $939 for each of fiscal 2001, 2000 and 1999 attributable to the Company's payment of term life insurance premiums as to which Mr. Carlin's family is the beneficiary; (ii) $7,540, $7,158 and $6,789 for disability insurance premiums paid by the Company in fiscal 2001, 2000 and 1999, respectively; (iii) $2,285, $1,850 and $3,697 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's 401(k) Retirement Plan in fiscal 2001, 2000, and 1999, respectively; (iv) $3,180, $4,390 and $2,880 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's Executive Deferral Plan in fiscal 2001, 2000 and 1999, respectively; (v) $200, $800 and $200 received for fiscal 2001, 2000 and 1999, respectively, as a director's fee from two of the Company's wholly-owned subsidiaries; and (vi) $434 in fiscal 2000 attributable to an award of 100 shares of Common Stock to Mr. Carlin.
(13) Consists of: (i) $812 for each of fiscal 2001, 2000 and 1999 attributable to the Company's payment of annuity premiums; (ii) $941 for each of fiscal 2001, 2000 and 1999 for disability insurance premiums paid by the Company;
     (iii) $4,200, $1,850 and $3,697 attributable to the Company's contributions on Mr. Mullins' behalf to the Company's 401(k) Retirement Plan in fiscal 2001, 2000 and 1999, respectively; and (iv) $4,390 and $2,880 attributable to the Company's contributions on Mr. Mullin's behalf to the Company's Executive Deferral Plan in fiscal 2000 and 1999, respectively.

                          OPTION GRANTS IN FISCAL 2001

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 2001 to the named executive officers. No Stock Appreciation Rights ("SARs") were granted in fiscal 2001.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                               Price Appreciation
                                                  Individual Grants(1)                         for Option Term(2)
                               ----------------------------------------------------------   ------------------------
                                                    % of Total
                               Number of Shares       Options
                                  Underlying          Granted       Exercise
                               Options Granted    to Employees in    Price     Expiration      5%            10%
            Name                     (#)          Fiscal Year(3)     ($/Sh)       Date        ($)            ($)
            ----               ----------------   ---------------   --------   ----------   --------      ----------
Robert M. Goodfriend(4)......      200,000             13.33%        $3.60      10/19/06    $198,923      $  439,567
Robert M. Goodfriend(5)......      550,000             36.67%        $3.90      01/29/07    $592,258      $1,308,642
Lana Cain Krauter............           --                --            --            --          --              --
Max W. Jones(6)..............        6,000              0.40%        $4.63      03/20/11    $ 17,452      $   44,226
Edward R. Carlin(6)..........       10,000              0.67%        $4.63      03/20/11    $ 29,086      $   73,711
Edward R. Carlin(7)..........       25,000              1.67%        $3.90      01/30/12    $ 61,317      $  155,390
David R. Mullins(6)..........       10,000              0.67%        $4.63      03/20/11    $ 29,086      $   73,711
David R. Mullins(8)..........       25,000              1.67%        $4.11      06/13/11    $ 64,619      $  163,757

---------------

(1) All stock options granted to the named executive officers as shown in the above table have exercise prices equal to the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant, and may be exercised until the earlier of: (i) the tenth anniversary of the date of grant; (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability; and (iii) the first anniversary of the optionee's death or disability. These stock options may be transferred pursuant to a will and the laws of lineal descent as well as: (a) to the spouse or any lineal ancestor or descendant of the grantee; (b) to any trust, the sole beneficiaries of which are any one or all of the grantee, the grantee's spouse or any lineal descendants of the grantee; and (c) to such other persons and/or entities as the Compensation Committee may approve.
(2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(3) The percentage of stock options granted to each named executive officer is based on a total number of stock options granted to employees aggregating 1,499,950 for fiscal 2001.
(4) These stock options were granted on October 19, 2001 and vested immediately on the date of grant.
(5) These stock options were granted on January 30, 2002 and vested immediately on the date of grant.
(6) These stock options were granted on March 20, 2001 and vest in equal annual increments over five years from the date of grant.
(7) These stock options were granted on January 30, 2002 and vest in equal annual increments over five years from the date of grant.
(8) These stock options were granted on June 13, 2001 and vested immediately on the date of grant.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value of unexercised stock options held by the named executive officers at February 2, 2002. There were no stock options or SARs exercised by the named executive officers in fiscal 2001 and there were no SARs outstanding at February 2, 2002.

                                                        Number of Shares            Value of Unexercised
                                                     Underlying Unexercised         In-the-Money Options
                                                        Options at FY-End                 at FY-End
                                                               (#)                         ($)(1)
                                                   ---------------------------   ---------------------------
                      Name                         Exercisable   Unexercisable   Exercisable   Unexercisable
                      ----                         -----------   -------------   -----------   -------------
Robert M. Goodfriend.............................    792,000            33,000     180,000            --
Lana Cain Krauter................................    216,666            83,334          --            --
Max W. Jones.....................................     20,000            36,000          --            --
Edward R. Carlin.................................     99,500            54,250          --         4,000
David R. Mullins.................................    116,000            21,250          --            --

---------------

(1) Represents the value of unexercised, in-the-money stock options at February 1, 2002 (the last trading day of fiscal 2001), using the $4.06 closing price of the Common Stock on that date.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. The Company does not have an employment agreement with Mr. Goodfriend. However, the Compensation Committee and Mr. Goodfriend are negotiating terms of an employment agreement. See "--Compensation Committee Report on Executive Compensation."

     Other Executive Officer Employment Arrangements. On January 10, 2000 the Company entered into a three year employment agreement with Ms. Krauter to serve as its President and Special Assistant to the Chairman; since October 2000 she has been serving as President and Chief Merchandising Officer. On July 31, 2000 the Company entered into an employment agreement with Mr. Jones to serve as its Executive Vice President, Merchandising. On May 20, 1998 the Company entered into new employment agreements with each of Messrs. Carlin and Mullins, its current Executive Vice President and Chief Financial Officer and Executive Vice President -- Stores, respectively. Pursuant to such employment agreements, each executive officer (other than Ms. Krauter) is considered an at-will employee, and his employment may be terminated at any time subject to the obligations set forth in the agreement.

     Under the employment agreements, each executive officer is paid an annual base salary (currently $500,000 for Ms. Krauter; and $310,000 for each of Messrs. Jones, Carlin and Mullins). These annual base salary amounts may be increased by the Company at its discretion. Ms. Krauter and Mr. Jones each received a signing bonus of $365,000 and $60,000, respectively, upon entering into their respective employment agreements. Each executive officer participates in the Company's short-term incentive compensation plan whereby each are eligible to receive an annual bonus equal to a certain percentage of such executive officer's annual base salary if the Company achieves certain performance goals for such fiscal year (100% for Ms. Krauter and 60% for each of Messrs. Jones, Carlin and Mullins). Ms. Krauter's employment agreement also provides for a guaranteed annual bonus of $100,000 that reduces any incentive bonus payable as described above. Accordingly, Ms. Krauter received a guaranteed bonus of $100,000 in each of March 2002, 2001 and 2000. In addition, each of Messrs. Jones' and Carlin's employment agreements provides for a guaranteed bonus equal to 20% of such executive officer's annual base salary for each fiscal year. Accordingly, Messrs. Jones and Carlin received a guaranteed bonus of $62,000 each in March 2002. Mr. Jones received a prorated guaranteed bonus, based on his length of service in fiscal 2000, of $31,000 in March 2001. In addition, Messrs. Carlin and Mullins received discretionary bonuses in fiscal 2000 of $15,600 each and Mr. Carlin received a discretionary bonus of $5,000 in fiscal 1999. Ms. Krauter's and Mr. Jones agreements also provide for the grant of stock options to purchase 300,000 and 50,000 shares of Common Stock, respectively. The employment agreement that the Company entered into with Ms. Krauter provided that options to purchase 300,000 shares of Common Stock (with an exercise price of $4.94 per share, the fair market value on that date) would be granted pursuant to the 1997 Plan as of January 10, 2000. However, the 1997 Plan limits the issuance of options to any one optionee in any one fiscal year to 200,000 shares of Common Stock. This administrative error was discovered in May 2002. The Company and Ms. Krauter agreed to then correct the employment agreement by splitting the award into two options: one granted pursuant to the 1997 Plan on January 10, 2000 (the original date of grant) for 200,000 shares of Common Stock and one granted pursuant to the 1997 Plan on January 31, 2000 (the first day of the next fiscal year) for 100,000 shares of Common Stock; the exercise price for both options is $4.94 per share. The employment agreements also provide for a disability insurance policy, an annuity contract or life insurance policy, reimbursement of relocation expenses (in the case of Ms. Krauter and Mr. Jones), and contain confidentiality and non-solicitation provisions, and non-compete provisions (in the case of Ms. Krauter).

     Under the terms of the employment agreements, if the executive officer's employment is terminated by reason of his or her death, Disability (as defined in the agreements) or (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or is terminated for Cause (as defined in the agreements) or (except in the case of Ms. Krauter) voluntarily terminated by the executive officer (other than on account of Constructive Termination, as defined in the agreements), the Company will be obligated to pay such executive officer a lump sum payment equal to: (i) his or her annual base salary, and, if applicable, a pro rata portion of his or her guaranteed bonus through the date of such termination (except that in the case of Ms. Krauter no pro rata guaranteed bonus is payable if the executive officer is terminated for Cause), and (ii) any compensation previously deferred by the executive officer, earned but unpaid vacation pay for the then current year and amounts or benefits the executive officer or the executive officer's beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses (collectively, the "Accrued Obligations"). If the executive officer's employment is terminated by reason of his or her death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that the executive officer has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a prorated portion of the performance bonus for such fiscal year. Furthermore, if the executive officer's employment is terminated by reason of his or her (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or Disability, the Company will pay the premiums (to the same extent paid prior to termination) for the continued participation of the executive officer for a period of 12 months after termination in any individual life insurance policy on the same terms as the executive officer and the Company were participating prior to termination. Moreover, if the executive officer's employment is terminated by reason of his or her death, (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that the executive officer (and his or her spouse and eligible dependents) was participating in prior to termination.

     The employment agreements further provide that if the Company terminates the executive officer's employment other than for Cause or his or her Disability or death, or the executive officer terminates his or her employment for Constructive Termination, the Company will pay the executive officer a lump sum payment equal to: (i) all Accrued Obligations; (ii) (other than Ms. Krauter who will instead continue to receive her monthly base salary at the rate in effect as of the date when the Notice of Termination (as defined in the employment agreement) was given, for a 12-month period from the date of termination) the executive officer's annual base salary at the rate in effect as of the date when the Notice of Termination (as defined in the agreements) was given; and (iii) subject to the terms of the short-term incentive compensation plan and further provided that the executive officer has been employed by the Company for the first six months of the then applicable fiscal year, a prorated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by the executive officer will become fully vested, effective on the Date of Termination (as defined in the agreements), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

     In addition, the employment agreements provide that upon the occurrence of a Change of Control of the Company (as defined in the agreements), as consideration for assisting the Company in bringing about a successful transaction, the executive officer will be entitled to receive a lump sum payment equal to 18 months of the executive officer's base salary at the rate in effect as of the Change of Control Date (as defined in the agreements).

     The Company's Amended and Restated 1991 Stock Incentive Plan (the "1991 Plan"), 1993 Plan and 1997 Plan provide that, upon the occurrence of a Change of Control (as defined in such plans), all stock options granted under such plans that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in such plans) and shall be thereafter exercisable in accordance with the terms of such plans and any applicable award agreement, subject to certain exceptions.

STOCK PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for fiscal 1997 through fiscal 2001. The Comparable Company Index for fiscal 2001 is based on information from Big Lots, Inc., Burlington Coat Factory Warehouse, Catherine's Stores Corporation, Cato Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn, Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's, Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Kohl's Corporation, Ross Stores, Inc., Stein Mart, Inc., and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 on February 1, 1997 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
 Goody's Family Clothing    100.00    167.07    105.18     47.26     55.49     39.61
 S&P 500 Index              100.00    126.91    168.14    185.54    180.65    152.28
 Peer Group                 100.00    173.24    198.96    194.29    310.90    317.62

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Since 1987, the Company has, by agreement (the "Initial Agreement"), paid premiums on certain split-dollar life insurance policies covering the life of Mr. Goodfriend. During each of fiscal 1999 and 1998, the Company paid premiums of $54,000 in accordance with the Initial Agreement. The Company terminated the policies under this Initial Agreement in January 2000, and received the cash surrender value of these policies aggregating $2,144,000 in February 2000. During fiscal 1999, the Company entered into a new split-dollar life insurance agreement (the "New Agreement") and therein agreed to pay the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. These policies are owned by a trust for the benefit of the Goodfriend's children (the "Trust"). The Company, however, has certain rights including the right to terminate these policies at any time prior to the occurrence of the following "restricting events": (i) a change of control (as defined in the New Agreement);
(ii) the termination of Mr. Goodfriend's employment by the Company; or (iii) unless certain conditions are met, the death of Mr. Goodfriend. The Company will be reimbursed for all premiums paid by it upon the policies' termination (subject to deficiencies in the cash surrender value from the early termination of the policies prior to a restricting event). The New Agreement generally provides that one-half of the new coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. The Trust has the right, but not the obligation, to purchase the policies from the Company at any time for a purchase price equal to the cumulative premiums paid by the Company on the policies; should the policies be purchased, all the Company's future obligations would cease. During fiscal 2001, the Company did not pay premiums on the policies, however a certain policy's premium in fiscal 2001 was funded from a loan taken against the cash surrender value of such policy. The Company paid premiums for all policies of $4,195,000 in each of fiscal 2000 and 1999. The cash surrender value of all policies covered by the New Agreement at February 2, 2002 and February 3, 2001 aggregated $7,510,000 and $7,659,000, respectively. In addition, the Company paid a premium of $47,510 on a term policy on the life of Mr. Goodfriend in connection with the New Agreement during each of fiscal 2001 and 2000.

     The Company leases a building, primarily used for the storage of fixtures, from Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Goodfriend is a director and less than 5% shareholder. The rental payments to the bank for this space in fiscal 2001 were $56,800.

     The Company leases a store in Athens, Tennessee, from an irrevocable trust established for the benefit of Mr. Goodfriend's children. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 2001 were $311,671.

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan and matches employee contributions to the Hospital on a 100% basis. The Company also makes additional contributions (in cash or in kind) to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 2001 was $494,800.

     In August 2000, the Company and Mr. Jones, the Company's Executive Vice President, Merchandising, entered into an agreement whereby the Company made an interest-free bridge loan of $69,107 to Mr. Jones in connection with his relocation to Knoxville, Tennessee. The loan was repaid in fiscal 2001.

DISCLOSURE WITH RESPECT TO THE COMPANY'S EQUITY COMPENSATION PLANS

     The Company has options outstanding under four stock option plans: the 1991 Plan, the 1993 Plan, the 1997 Plan, and the Directors Plan (collectively, the "Equity Compensation Plans"). The material terms of the Equity Compensation Plans are described below. See also "Item 3 -- Adoption of Directors Plan Amendments" and "Item 4 -- Adoption of 1997 Plan Amendments."

     The following table gives certain information about the Equity Compensation Plans as of February 2, 2002.

                                                                                              (c)
                                                   (a)                                Number of Securities
                                                Number of                             Remaining Available
                                            Securities to be           (b)            for Future Issuance
                                               Issued Upon      Weighted-Average          Under Equity
                                               Exercise of      Exercise Price of      Compensation Plans
                                               Outstanding         Outstanding       (Excluding Securities
                                            Options, Warrants   Options, Warrants     Reflected in Column
              Plan Category                    and Rights          and Rights                 (a))
              -------------                 -----------------   -----------------   ------------------------
Equity compensation plans approved by
  security holders (i.e., the 1991 Plan,
  the 1993 Plan, the 1997 Plan, and the
  Directors Plan).........................      3,656,954             $7.15                 509,540
Equity compensation plans not approved by
  security holders........................           None               N/A                    None
Total.....................................      3,656,954             $7.15                 509,540

     The 1991 Plan, 1993 Plan and 1997 Plan provide for the grant of nonqualified and incentive stock options to key employees and directors and formula options to non-employee directors. The Compensation Committee determines the exercise price (not to be less than the fair market value of the Common Stock for incentive options or formula options on the date of grant) and the vesting and exercise periods. The options typically vest in equal installments over five years from the date of grant and are generally exercisable up to 10 years from the date of grant. The Company is authorized to issue an aggregate of 2,000,000 shares of Common Stock under each of the 1993 Plan and the 1997 Plan. (Shareholder approval of the 1997 Plan Amendments would increase this number to 3,500,000 shares of Common Stock for the 1997 Plan.) The 1991 Plan terminated in September 2001 and the Company is no longer entitled to issue options thereunder. However, at February 2, 2002, an aggregate of 533,650 options remained outstanding under the 1991 Plan.

     The Company's shareholders approved the 1991 Plan on September 12, 1991, the 1993 Plan on July 8, 1993, and approved the 1997 Plan on June 18, 1997.

     Under the Directors Plan, non-employee directors may elect to receive options to purchase Common Stock at an exercise price equal to 50% of the fair market value of the Common Stock on the date of grant in lieu of cash for their director fees. These options vest one year from the date of grant and are exercisable up to 20 years from the date of grant. The Company is authorized to issue an aggregate of 300,000 shares of Common Stock under the Directors Plan. (Shareholder approval of the Directors Plan Amendments would increase this number to 500,000 shares of Common Stock.)

     The Company's shareholders approved the Directors Plan on July 8, 1993 (and amendments thereto on June 19, 1996).

ITEM 2 -- ADOPTION OF SHORT TERM INCENTIVE PLAN

INTRODUCTION

     The Short Term Incentive Plan was originally approved by the Shareholders at the 1997 annual meeting of shareholders in order to qualify compensation payable under the plan as performance-based compensation for purposes of Section 162(m) of the Code. As discussed earlier, Section 162(m) of the Code generally disallows a tax deduction to publicly-held corporations for compensation of more than $1,000,000 paid in any year to a corporation's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Pursuant to the provisions of Section 162(m) of the Code, in order to continue to qualify compensation payable under the plan for fiscal 2002 and thereafter as performance-based compensation for purposes of
Section 162(m) of the Code, the Shareholders need to re-adopt and re-approve the plan. The Company believes that compensation payable under the Short Term Incentive Plan will qualify as performance-based compensation upon Shareholder approval of the plan.

TERMS OF THE SHORT TERM INCENTIVE PLAN

     The following is a summary of the material terms of the Short Term Incentive Plan approved by the Compensation Committee and the Board. There is no written plan.

     Purpose. The purpose of the Short Term Incentive Plan is to benefit and advance the interests of the Company and its shareholders by rewarding key employees of the Company and its subsidiaries for their contribution to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting them annual performance-based awards.

     Administration. Under its terms, the Short Term Incentive Plan must be administered by a committee of at least two directors. The Compensation Committee has been selected to serve as the committee under the plan. Each member of the Compensation Committee must qualify as an "Outside Director" within the meaning of Code Section 162(m).

     Eligibility. Under the terms of the Short Term Incentive Plan, Senior Executives, Vice Presidents, District Managers, Divisional Merchandise Managers and Buyers, Store Managers and Operating Directors of the Company and its subsidiaries, and such other employees of the Company and its subsidiaries as the Compensation Committee may determine in its sole discretion, are eligible to participate in the Short Term Incentive Plan. The number of eligible participants in the Short Term Incentive Plan in respect of fiscal 2002 is approximately 464 persons.

     Awards. The Short Term Incentive Plan provides for an earned bonus pool ("EBP") which, for any fiscal year of the Company, sets the maximum amount available for awards to each eligible participant under the plan. The maximum amount of the EBP is determined by the Compensation Committee, subject to the approval of the Board, and is based on the achievement of performance objectives established by the Compensation Committee for each fiscal year. Under the terms of the Short Term Incentive Plan, within ninety (90) days after the commencement of the fiscal year to which the performance objectives relate (and in no event after the expiration of 25% of such fiscal year), the Compensation Committee shall establish: (i) the performance objectives for such fiscal year; (ii) the related amounts of the EBP based on the achievement of such performance objectives; and (iii) a target bonus for each participant for such fiscal year (which may be a percentage, or a multiple, of such participant's annual base salary). Failure of the Company to meet the minimum level of performance under these performance objectives will result in the EBP being equal to zero. Performance in excess of the level of performance which relates to the maximum amount of the EBP will not increase the amount of the EBP above such maximum amount. Until further notice and resubmission to the shareholders for approval, the performance objectives described above will be based on earnings of the Company before bonus payments and income taxes.

     No participant may receive more than $2,000,000 in any fiscal year under the Short Term Incentive Plan.

     The Compensation Committee has established the EBP, the target bonuses and the relevant performance objectives for fiscal 2002, which are subject to Shareholder approval of the Short Term Incentive Plan. No payments may be made under the Short Term Incentive Plan until the Compensation Committee certifies in writing that the applicable performance objectives have been satisfied.

     If the Short Term Incentive Plan is approved by the Shareholders at the Annual Meeting, it will be effective in the form approved with respect to awards beginning in fiscal 2002 and thereafter.

     Amendment. The Board may at any time alter, amend, suspend or terminate the Short Term Incentive Plan in whole or in part without shareholder approval insofar as permitted by law, provided that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

     Re-approval by Shareholders. To the extent required under Code Section 162(m), the Short Term Incentive Plan will be disclosed to, and re-approved by, the Company's shareholders no later than the 2007 annual meeting of shareholders.

VOTE REQUIRED

     Approval and adoption of the Short Term Incentive Plan requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Mr. Goodfriend has indicated his intention to vote his shares in favor of the approval and adoption of the Short Term Incentive Plan.

                      YOUR BOARD RECOMMENDS A VOTE FOR THE
                          APPROVAL AND ADOPTION OF THE
                           SHORT TERM INCENTIVE PLAN

ITEM 3 -- ADOPTION OF DIRECTORS PLAN AMENDMENTS

INTRODUCTION

     On May 10, 2002, the Board adopted, subject to shareholder approval, the Directors Plan Amendments whereby the term of the Directors Plan would be extended to July 7, 2013 and the maximum number of shares of Common Stock available for issuance under the Directors Plan would be increased by 200,000 shares.

TERMS OF THE DIRECTORS PLAN

     The following is a brief description of the material terms of the Directors Plan; such description is qualified in its entirety by reference to the full text of the Directors Plan (as proposed to be amended) itself which is attached hereto as Appendix A.

     Purpose. The purpose of the Directors Plan is to permit the granting of stock options to non-employee directors at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual director fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders as well as to provide a means to attract and retain well-qualified non-employee directors.

     Term. Currently, the Directors Plan will terminate on July 7, 2003 (unless terminated by the Board at an earlier date). Shareholder approval of the Directors Plan Amendments at the Annual Meeting will extend the term to July 7, 2013.

     Stock subject to Directors Plan. Currently, the Company has authorized and reserved for issuance upon the exercise of stock options granted under the Directors Plan an aggregate of 300,000 shares of Common Stock (subject to adjustment for stock dividends, stock splits and similar changes in the Company's capitalization). Shareholder approval of the Directors Plan Amendments at the Annual Meeting will increase this number to 500,000 shares of Common Stock. As of April 29, 2002, stock options exercisable to purchase an aggregate of 180,804 shares of Common Stock (with per share exercise prices ranging from $2.06 to $12.54 and expiration dates ranging from July 7, 2003 to June 13, 2021) were outstanding under the Directors Plan. On April 29, 2002, the closing price of the Common Stock was $8.93 per share.

     Administration. The Directors Plan is administered by the Compensation Committee.

     Eligibility. All non-employee directors are eligible to participate in the Directors Plan.

     Grant of Options. Stock options are granted on the date of the annual organizational meeting of the Board following the annual meeting of shareholders to any non-employee director who, no later than the date of such annual organizational meeting, has irrevocably elected to receive a stock option in lieu of all or a specified portion of the cash director fees expected to be earned by such director for the coming plan year (i.e., the twelve-month period beginning on the first day of the third fiscal quarter of the Company and ending on the last day of the second fiscal quarter of the Company, the "Plan Year"). Cash director fees include the fees which a non-employee director will be entitled to receive during a Plan Year for serving as a director or as a member of any committee of the Board, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board or its committees, but do not include expenses the Company reimburses for attendance at or participation in meetings or fees for any other services to be provided to the Company. (See "Item 1 -- Election of Directors -- Directors' Compensation" for a discussion of the cash amount of director fees payable by the Company to non-employee directors.) Committee meetings that are held on the same days as Board meetings are not counted as separate meetings.

     Option Shares. The number of shares of Common Stock subject to each stock option granted to any participant for a Plan Year is determined by a formula, which provides that each participant will receive a stock option exercisable to purchase that number of shares of Common Stock, equal to the nearest number of whole shares of Common Stock (with cash payment for fractional shares), equivalent to: (i) the cash directors fees a director has elected to receive in stock options in lieu of cash; divided by (ii) the fair market value of a share of Common Stock on the date of grant, minus the option exercise price per share of Common Stock (which is 50% of the market value of the Common Stock on the date of grant). The number of shares of

Common Stock subject to stock options is adjusted at the end of each Plan Year to reflect each director's actual attendance or participation in meetings of the Board and its committees.

     Transfer of Options. Stock options are transferable by a director: (i) through will or the laws of lineal descent; (ii) to the spouse or any lineal ancestor or descendant of the director; (iii) to any trust, the sole beneficiaries of which are any one or all of such director, such director's spouse or any lineal ancestors or descendants of such director; and (iv) to any other person or entity as the Compensation Committee may approve. A holder of an option other than the director may not transfer such option other than by will or the laws of lineal descent.

     Vesting; Termination. No stock option may be exercised before the twelve-month anniversary of the date of grant; provided, however, that stock options become immediately exercisable upon a holder's retirement as a director because of age, death or disability. Stock options expire twenty years from the date of grant. Except as hereinafter provided, stock options do not terminate upon a holder's termination as a director for any reason (including retirement because of age, death or disability). That portion of a stock option attributable to any portion of fees that are not earned by the holder due to termination as a director or because of lack of attendance or participation in meetings of the Board and its committees will automatically be canceled. Upon the death of a participant, his or her stock options will expire on the earlier of the first anniversary of his or her death or the specified expiration of the stock option; provided, however, that a stock option which is not exercised prior to the first anniversary of a holder's death shall be deemed exercised on such first anniversary to the extent the then aggregate fair market value of the shares subject to the stock option exceeds the aggregate exercise price thereof and payment of such exercise price shall be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the stock option, the fair market value of which on such anniversary is equal to the exercise price.

     Exercise of Options. An optionee may purchase shares pursuant to an option only upon the completion of the vesting period thereof. To exercise an option the Company must receive appropriate notification thereof by the optionee and payment in full of the exercise price. Payment of the exercise price may be made in cash, (under certain circumstances) in Common Stock, or in a cashless exercise through a broker.

     Federal Income Tax Matters. The following discussion of the federal income tax consequences of the granting and exercise of options under the Directors Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as in effect on the date hereof, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, potentially with retroactive effect. In addition to being subject to the material federal income tax consequences described below, a participant in the Directors Plan may also be subject to estate, gift, inheritance and state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides. Each participant in the Directors Plan should consult his or her personal tax advisor to determine the tax consequences applicable to the issuance, exercise and sale of options.

     No income will be recognized by an optionee at the time an option is granted under the Directors Plan. Ordinary income generally will be recognized by an optionee at the time an option is exercised, in an amount equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price paid therefor (excluding, for this purpose, any amount of exercise price paid with previously acquired shares of Common Stock). An optionee's holding period with respect to the shares acquired will begin on the date of exercise of the option.

     The optionee's adjusted federal income tax basis of the stock (or net shares of stock) acquired upon the exercise of an option generally will be equal to the fair market value of such shares on the date the optionee exercised the option. Gain or loss on a subsequent sale or other disposition of the stock will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. Such gain or loss will be capital gain or loss assuming that the stock is held as a capital asset (i.e., generally for investment purposes) and any such capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year.

     If an optionee is permitted to, and does, make the required payment of the exercise price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received in respect of the tendered shares. In such a case, an optionee's holding period in the shares received will be determined by reference to his or her holding period in the shares of Common Stock exchanged therefor.

     The Directors Plan is not qualified under Section 401(a) of the Code.

     Section 162(m) of the Code generally disallows publicly-held corporations a tax deduction for compensation over $1 million paid to its chief executive officer and certain other highly compensated employees ("Covered Employees"). Because only non-employee directors will be granted stock options under the Directors Plan and such non-employee directors are not considered Covered Employees under Section 162(m) of the Code, the compensation element of stock options granted under the Directors Plan generally will not be subject to the deduction limitations of Section 162(m) of the Code.

NEW PLAN BENEFITS TABLE

     The following table presents information regarding stock options anticipated to be granted under the Directors Plan to non-employee directors as a group in the 2002 Plan Year assuming: (i) shareholder approval of the Directors Plan Amendments at the Annual Meeting; (ii) all non-employee directors elect to receive 100% of their cash directors fees for the 2002 Plan Year in the form of discounted stock options; and (iii) the election of the two director nominees named herein by the Shareholders at the Annual Meeting. The following calculations are based on an April 29, 2002 grant date and are subject to adjustment at the end of the 2002 Plan Year to reflect each director's actual attendance or participation in meetings of the Board and its committees.

                            NEW PLAN BENEFITS TABLE
     DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS (AS PROPOSED TO BE AMENDED)

                Name and Position                   Dollar Value(1)   Number of Shares Subject to Options
                -----------------                   ---------------   -----------------------------------
Non-employee Director Group (4 individuals).......      $80,000                     17,916

---------------

(1) Based on the difference between the exercise price of the stock options and the $8.93 per share closing price of the Common Stock on April 29, 2002.

REASON FOR DIRECTORS PLAN AMENDMENTS

     Currently, the Directors Plan will terminate on July 7, 2003. Shareholder approval of the Directors Plan Amendments will extend the term to July 7, 2013. In addition, currently the maximum number of shares of Common Stock that may be issued pursuant to the Directors Plan is 300,000 shares of Common Stock. Shareholder approval of the Directors Plan Amendments would increase the maximum number of shares of Common Stock available for issuance under the Directors Plan by 200,000 shares, bringing the total number of shares of Common Stock available for issuance under the Directors Plan to 500,000 shares. The Company currently believes that such number will be sufficient to cover all stock options which may be issued under the Directors Plan for the extended term. The adoption of the Directors Plan Amendments will enable the Company to continue to pay directors fees with stock options rather than cash and to continue to attract, retain and motivate non-employee directors.

VOTE REQUIRED

     Approval of the Directors Plan Amendments requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon at the Annual Meeting. Mr. Goodfriend has indicated his intention to vote his shares in favor of the approval and adoption of the Directors Plan Amendments.

                      YOUR BOARD RECOMMENDS A VOTE FOR THE
                          APPROVAL AND ADOPTION OF THE
                           DIRECTORS PLAN AMENDMENTS

ITEM 4 -- ADOPTION OF 1997 PLAN AMENDMENTS

INTRODUCTION

     On May 15, 2002, the Board adopted, subject to shareholder approval, the 1997 Plan Amendments whereby: (i) the maximum number of shares of Common Stock available for issuance under the 1997 Plan would be increased by 1,500,000 shares; (ii) the Committee (as defined below) would have the discretion to award options which are intended to qualify as "performance-based compensation" under Code Section 162(m) (a "Performance Option"); (iii) the maximum number of shares of Common Stock subject to options which may be granted to an optionee in any fiscal year of the Company would be increased by 300,000 shares and provide that this restriction would only apply to Performance Options; (iv) the restriction that an optionee may not be granted options to purchase in excess of 2,000,000 shares of Common Stock during the term of the 1997 Plan would be deleted; and
(v) the requirement that each member of the Committee be both a "Non-employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "Outside Director" within the meaning of Code Section 162(m) would be deleted.

TERMS OF THE 1997 PLAN

     The following is a brief description of the material terms of the 1997 Plan; such description is qualified in its entirety by reference to the full text of the 1997 Plan (as proposed to be amended) itself which is attached hereto as Appendix B.

     Purpose. The purpose of the 1997 Plan is to secure and retain the services of directors and key employees of the Company and its subsidiaries by giving them an opportunity to invest in the future success of the Company.

     Term.  The 1997 Plan will terminate on May 15, 2007.

     Stock Subject to 1997 Plan. Currently, the Company has authorized and reserved for issuance upon the exercise of stock options granted under the 1997 Plan an aggregate of 2,000,000 shares of Common Stock (subject to adjustment for stock dividends, stock splits and similar changes in the Company's capitalization). Shareholder approval of the 1997 Plan Amendments at the Annual Meeting will increase this number to 3,500,000 shares of Common Stock. As of April 29, 2002, stock options exercisable to purchase an aggregate of 1,540,050 shares of Common Stock (with per share exercise prices ranging from $3.60 to $27.50 and expiration dates ranging from October 19, 2006 to June 13, 2011) were outstanding under the 1997 Plan. On April 29, 2002, the closing price of the Common Stock was $8.93 per share. An option may be an incentive stock option or a non-qualified stock option as determined in the sole discretion of the Committee (as defined below). (Shareholder approval of the 1997 Plan Amendments will also give the Committee the discretion to award Performance Options.) Currently, any one optionee may not be granted options to purchase in excess of 200,000 shares of Common Stock during any fiscal year of the Company or in excess of 2,000,000 shares of Common Stock in all years during the term of the 1997 Plan. Shareholder approval of the 1997 Plan Amendments will increase the 200,000 shares to 500,000 shares of Common Stock and provide that this restriction only applies to Performance Options. (The 2,000,000 share restriction over the term of the 1997 Plan would be deleted. As a result, the maximum number of shares of Common Stock subject to options which may be granted to an optionee for the term of the 1997 Plan would be 3,500,000 shares of Common Stock, representing all of the shares of Common Stock reserved for issuance under the 1997 Plan.) In determining whether an optionee has received the maximum number of shares he or she is entitled to receive during such fiscal year, both the canceled option and any other option issued to such optionee during the same fiscal year shall be treated as outstanding, and in the case of an option canceled at any time, in determining whether an optionee has received the maximum number of shares he or she is entitled to receive during the term of the 1997 Plan, both the canceled option and any other option issued to such optionee during the term of the 1997 Plan shall be treated as outstanding.

     Administration. Under its terms, the 1997 Plan must be administered by a committee of directors. The Compensation Committee has been selected to serve as the committee under the plan (the "Committee"). Currently, the 1997 Plan provides that each member of the Committee must qualify as both a "Non-employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and as an "Outside

Director" within the meaning of Code Section 162(m). Shareholder approval of the 1997 Plan Amendments will delete this membership criteria.

     Eligibility and Extent of Participation. Directors and key employees of the Company or its subsidiaries, within the meaning of Code Section 424(f), are eligible to participate in the 1997 Plan; provided, however, that incentive stock options may only be granted to employees of the Company or a subsidiary and Formula Options (as defined below) may only be granted to directors who are not also employees or officers of the Company. Approximately 294 persons participate in the 1997 Plan, including the five directors of the Company.

     Grant of Options. Subject to the express provisions of the 1997 Plan, the Committee has complete and conclusive authority, in its discretion, to determine with respect to all options, other than Formula Options, the recipients to whom, the times when and the prices at which options may be granted, the type of options to be granted (i.e., incentive or non-qualified stock options), the total number of options to grant an optionee, the time (which may be immediately upon grant) and duration of the period of exercise of each option, the number of shares of Common Stock subject to each option, the exercise price of each option (that may not be less than 100% of the Fair Market Value (as defined in the 1997
Plan) of the underlying Common Stock subject to such option), and the terms and conditions for payment of the exercise price. The Committee also has complete, conclusive and final authority to interpret the 1997 Plan, to prescribe, amend and rescind rules and regulations relating to the 1997 Plan, to determine the terms and provisions of the stock option agreements (the "Agreements") the Company enters into with optionees, the terms of which need not be identical, and to make all other determinations necessary or advisable to administer the 1997 Plan. Each option granted pursuant to the 1997 Plan must be authorized by the Committee and evidenced by an Agreement containing the terms and conditions thereof, including the number of shares to which it pertains, the exercise price, the terms and conditions for payment and the term of the option.

     Change of Control. In the event the Company is a party to any merger or other corporate reorganization involving any exchange, conversion, adjustment or other modification of the outstanding options, each optionee will receive at no additional cost upon the exercise of his/her option, subject to any required shareholder action and in lieu of the number of shares as to which he/she could otherwise exercise the option, the number and class of shares of stock or other securities or any other property (including cash) to which the terms of the agreement of merger or corporate reorganization would entitle the optionee to receive if, at the time of the merger or corporate reorganization, the optionee had been a holder of record of the number of shares as to which he/she could exercise the option. Comparable rights will accrue to each optionee in the event of successive mergers, consolidations or other reorganizations. In the event of a "Sale of the Company" (as defined in the 1997 Plan) in which the purchaser of the Company does not agree to the assumption of the options, provisions are required to be made to cause each outstanding option to become exercisable before the Sale of the Company and to terminate upon the consummation of the Sale of the Company.

     Upon the occurrence of a Change of Control (as defined in the 1997 Plan) all options and Formula Options granted under the 1997 Plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in the 1997 Plan) and shall be thereafter exercisable in accordance with the terms of the 1997 Plan (including, without limitation, as provided in Sections 5 and 6 of the 1997 Plan) and any applicable Agreement.

     Additional Terms and Conditions of Incentive Stock Option. In addition to the terms and conditions described above, each Agreement evidencing the grant of an incentive stock option must provide (i) for a per share exercise price of at least the Fair Market Value (as defined in the 1997 Plan) of a share of Common Stock on the date of grant and (ii) that the option is not exercisable after the expiration of ten years (or such lesser period as the Agreement specifies) from the date the option is granted, except that if the optionee owns Common Stock representing more than 10% of the total combined voting power of all shares of Common Stock outstanding at the time the option is granted (and assuming its immediate exercise), the per share exercise price must be at least 110% of the Fair Market Value on the date of grant and the option may not be exercised after the expiration of five years (or such lesser period as the Agreement specifies) from the date of grant.

     All incentive stock options are intended to comply with Code Section 422. All provisions of the 1997 Plan and all incentive stock options granted pursuant to the 1997 Plan will be construed in such manner as to give effect to that intent. Incentive stock option treatment for tax purposes may not be accorded to an optionee to the extent that the Fair Market Value of stock with respect to which stock options intended to be incentive stock options are exercisable for the first time by such optionee during any calendar year under all plans of the Company exceeds $100,000.

     Formula Grants to Directors. Each person first elected as a non-employee director of the Company after May 16, 1997 is granted a non-qualified stock option as of the date he/she first commences service as a director to acquire 15,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock. Each non-employee director of the Company is granted a non-qualified stock option pursuant to the 1997 Plan each year on the date of the first Board meeting following each annual meeting of shareholders, commencing with the Annual Meeting, to acquire 3,000 shares of Common Stock at an exercise price equal to Fair Market Value of the Common Stock, provided such individual is a director of the Company on such date. These "Formula Options" are subject to such additional terms as may be set forth in the Agreement evidencing the grant of a Formula Option. Notwithstanding any other provision of the 1997 Plan to the contrary, the provisions of the 1997 Plan relating to Formula Options may not be amended more than once every six months, other than to conform it with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing.

     Transfer of Options. Except as permitted in the 1997 Plan or by the terms of the option, no option or any of the rights and privileges thereof accruing to an optionee may be transferred, assigned, pledged or hypothecated, whether by operation of law, and no option, right or privilege will be subject to execution, attachment or similar process, other than, in each case, by will or the laws of lineal descent. The 1997 Plan does provide for the transfer of an option pursuant to a will and the laws of lineal descent and, in the case of an option other than an incentive stock option: (i) to the spouse or any lineal ancestor or descendant of the grantee; (ii) to any trust, the sole beneficiaries of which are any one or all of such grantee, such grantee's spouse or any lineal ancestors or descendants of such grantee; and (iii) to such other persons and/or entities as the Compensation Committee may approve. The transferee of an option may not transfer such option other than by will or the laws of lineal descent. With respect to any options, including Formula Options, granted to an employee and/or director (and regardless of any subsequent transfer of such option by the employee), the option terminates 30 days following the date such grantee ceases to be an employee and/or director of the Company or a subsidiary, other than by reason of death or disability. If an employee and/or director dies or becomes disabled while an employee and/or director of the Company or a subsidiary, as the case may be, any options granted to such grantee (regardless of any subsequent transfer of any such option) may be exercised by the holder thereof at any time within one year after such death or disability, or, if earlier, the expiration of the option term.

     The Committee may condition the exercise of any option upon the agreement of the person to whom the option is granted to remain an employee of and/or to otherwise render services to the Company or any of its subsidiaries for a specified period of time following the date the option is granted. This condition imposes no obligation on the Company to employ or to otherwise retain such person for any period of time, nor does it otherwise constitute a contract for employment.

     Exercise of Options. An optionee may purchase shares pursuant to an option only upon the completion of any vesting period specified in the Agreement. Upon exercise, the optionee must pay the full exercise price to the Company. To exercise an option, the Company must receive (i) appropriate notification from the optionee of his/her intent to purchase a specific number of shares, along with whatever additional information the Committee reasonably requests and (ii) the exercise price paid in full. Under certain circumstances, the exercise price may be paid in Common Stock. The terms and conditions for payment will be determined at the time the option is granted and are set forth in each Agreement. Such terms may vary with respect to each optionee. The optionee will have no rights as a shareholder with respect to the shares of Common Stock subject to the option until the option has been exercised and payment of the purchase price for, and any withholding tax obligations with respect to, all shares of Common Stock purchased pursuant to the exercise of the option has been received by the Company in accordance with the terms of the applicable Agreement.

     Amendment or Termination of the 1997 Plan. Except for those provisions of the 1997 Plan relating to the grant of Formula Options, which may only be amended once every six months except under certain limited circumstances, the Board may, insofar as permitted by law, amend or terminate the 1997 Plan without shareholder approval, provided that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the 1997 Plan, optionees or eligible employees and/or directors are subject. No amendment or termination of the 1997 Plan may adversely affect the rights of an optionee with regard to his/her options without his/her consent.

     Federal Income Tax Matters. The following discussion of the material federal income tax consequences of the granting and exercise of options under the 1997 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as in effect on the date hereof, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, potentially with retroactive effect. In addition to being subject to the federal income tax consequences described below, an optionee may also be subject to estate, gift, inheritance and state and/or local income tax consequences in the jurisdiction in which he/she works and/or resides. Each optionee must consult his or her personal tax advisor to determine the tax consequences applicable to the issuance, exercise and sale of options.

  NON-QUALIFIED STOCK OPTIONS

     No income will be recognized by an optionee at the time a non-qualified stock option is granted under the 1997 Plan. Ordinary income generally will be recognized by an optionee at the time a non-qualified stock option is exercised, in an amount equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price paid therefor (excluding, for this purpose, any amount of exercise price paid with previously acquired shares of Common Stock). This ordinary income will also constitute wages subject to the withholding of income tax, and the Company will be required to make whatever arrangements are necessary to ensure that the proper amount required to be withheld is available for withholding, in cash. An optionee's holding period with respect to the shares acquired will begin on the date of exercise of the non-qualified stock option.

     The optionee's adjusted federal income tax basis of the stock (or net shares of stock) acquired upon the exercise of a non-qualified stock option generally will be equal to the fair market value of such shares on the date the optionee exercised the option. Gain or loss on a subsequent sale or other disposition of the stock will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. Such gain or loss will be capital gain or loss assuming that the stock is held as a capital asset (i.e., generally for investment purposes) and any such capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year.

     If an optionee is permitted to, and does, make the required payment of the exercise price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received in respect of the tendered shares. In such a case, an optionee's holding period in the shares received will be determined by reference to his/her holding period in the shares of Common Stock exchanged therefor.

     An optionee should be aware that if he/she is permitted to, and does, transfer a non-qualified stock option in a "non-arm's length" transaction, the optionee and not the transferee of the option will be subject to tax on the compensation income attributable upon the exercise of the option under the rules described above.

     The Company will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in income by the optionee with respect to his/her non-qualified stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company satisfies certain withholding and/or reporting obligations. The deduction will be allowed for the taxable year of the Company within which the taxable year of the optionee in which such ordinary income is recognized by the optionee ends.

  INCENTIVE STOCK OPTIONS

     If a participant is granted an option under the 1997 Plan that constitutes an incentive stock option, the participant will not recognize any taxable income either at the time the option is granted or upon exercise of the option, provided the participant was an employee of the Company or a subsidiary of the Company from the date the option was granted until three months prior to the date the option was exercised, and the Company will not be entitled to any deduction. However, the excess of the fair market value (on the date of exercise) of the shares of Common Stock acquired upon exercise of the incentive stock option over the exercise price paid will be an "item of tax preference" that may subject the participant to alternative minimum tax liability.

     If the participant does not dispose of the shares of Common Stock acquired upon exercise of an incentive stock option for at least two years after the incentive stock option was granted and at least one year after the shares were acquired, all gain subsequently realized upon the disposition of the shares of Common Stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss. If these holding periods are met, the Company will not be allowed any deduction with respect to the exercise of the incentive stock option. If the participant disposes of the shares of Common Stock acquired upon exercise of an incentive stock option within the one-year and two-year periods specified above, the participant will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the lesser of (i) the excess of the fair market value (on the date of exercise) of the shares of Common Stock acquired over the exercise price paid, or (ii) the gain recognized, provided the shares of Common Stock were disposed of by sale or exchange. Any amount recognized in excess of the fair market value (on the date of exercise) of the shares of Common Stock will be taxable as long-term or short-term capital gain, depending upon the participant's holding period for the shares of Common Stock.

     If an optionee is permitted to, and does, make the required payment of the exercise price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his/her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a disqualifying disposition subject to the rules discussed above if the transferred shares have not been held by the optionee for the requisite holding period described above.

     Section 162(m) of the Code generally limits the annual deduction available to a publicly-held corporation for applicable remuneration paid to its chief executive officer and certain other highly compensated individuals to $1,000,000. The Company believes that options granted pursuant to the 1997 Plan will satisfy certain requirements contained in Code Section 162(m) so that the compensation element of such options will qualify for the exemption from the deduction limitation of Code Section 162(m).

NEW PLAN BENEFITS TABLE

     The following table presents information regarding Formula Options anticipated to be granted under the 1997 Plan to the non-employee directors of the Company as a group in fiscal 2002 assuming the election of the two director nominees named herein by the Shareholders at the Annual Meeting.

                               NEW PLAN BENEFITS
               1997 STOCK OPTION PLAN (AS PROPOSED TO BE AMENDED)

                     Name and Position                        Number of Shares Subject to Options
                     -----------------                        -----------------------------------
Non-employee Director Group (4 individuals).................                12,000(1)

---------------

(1) The exercise price of these options will be the fair market value of the Common Stock on the date of grant.

REASON FOR 1997 PLAN AMENDMENTS

     Currently, the maximum number of shares of Common Stock that may be issued pursuant to the 1997 Plan is 2,000,000 shares of Common Stock. The 1997 Plan Amendments would increase the maximum number of shares of Common Stock available for issuance under the 1997 Plan by 1,500,000 shares, bringing the total number of shares of Common Stock available for issuance under the 1997 Plan to 3,500,000 shares. The Company currently believes that such number will be sufficient to cover all stock options which may be issued under the 1997 Plan for the term. The 1997 Plan Amendments also would grant the Committee the discretion to award Performance Options and provide that the restrictions on the number of options which may be awarded for a fiscal year under the 1997 Plan (which would be increased to 500,000 upon adoption of the 1997 Plan Amendments) only relates to Performance Awards. Increasing the maximum number of shares of Common Stock that may be issued pursuant to the 1997 Plan and increasing the maximum number of options that an optionee may be awarded for a fiscal year will enable the Company to continue to attract, retain and motivate directors and key employees. The deletion of the restriction on the number of options which may be awarded for the term of the 1997 Plan has the effect of increasing the maximum number of options that can be granted to any one optionee to 3,500,000 shares for the term of the 1997 Plan. The deletion of the membership requirements of the Committee members is intended to streamline the 1997 Plan since the constituency of the Committee will in any event be governed by applicable regulations.

VOTE REQUIRED

     Approval of the 1997 Plan Amendments requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon at the Annual Meeting. Mr. Goodfriend has indicated his intention to vote his shares in favor of the approval and adoption of the 1997 Plan Amendments.

                      YOUR BOARD RECOMMENDS A VOTE FOR THE
                          APPROVAL AND ADOPTION OF THE
                              1997 PLAN AMENDMENTS

ITEM 5 -- OTHER MATTERS

GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders, other than those discussed in this proxy statement. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

AUDITORS

     Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's consolidated financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

  Audit Fees

     The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements for fiscal 2001, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q during fiscal 2001, were approximately $197,000.

  Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not render any services to the Company related to financial information systems design and implementation during fiscal 2001.

  Other Fees

     The aggregate fees billed for all other professional services rendered by Deloitte & Touche LLP during fiscal 2001 other than those described in the previous two paragraphs were approximately $1,054,000. These services consisted primarily of consulting services related to the Company's restructuring plans, and for tax compliance and planning services.

     The Audit Committee has determined that the services provided by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP's independence.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In order to present a proposal at the Company's annual meeting of shareholders to be held in 2003, a shareholder must provide advance written notice of the proposal to the Company at its principal executive offices no later than the close of business on April 4, 2003. If such proposal relates to amending the Bylaws, then advance notice must be provided to the Company at its principal executive offices no later than the close of business on January 20, 2003 and otherwise comply with the Bylaws. A copy of the Bylaws is available upon written request to the Secretary of the Company. If a shareholder gives notice of a proposal after the applicable deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2003 annual meeting. In addition, all shareholder proposals intended to be included in the Company's proxy materials for the 2003 annual meeting must be received by the Company at its principal executive offices no later than the close of business on January 20, 2003 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

PROXY SOLICITATION COSTS

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $35,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

SHAREHOLDERS' LIST

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 29, 2002 to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

                                          /s/ Edward R. Carlin
                                          Edward R. Carlin
                                          Secretary

May 17, 2002

                                                                      APPENDIX A

                         GOODY'S FAMILY CLOTHING, INC.
                              AMENDED AND RESTATED
                   DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS
(AS AMENDED ON JUNE 19, 1996 AND JUNE 21, 2000 AND AS PROPOSED TO BE AMENDED ON
                                 JUNE 19, 2002)

     1. Purpose. The purpose of this Discounted Stock Option Plan for Directors ("Plan") of Goody's Family Clothing, Inc. (the "Company"), a Tennessee corporation, is to permit the granting of stock options to Directors of the Company who are not employees of the Company ("Directors" or a "Director") at an exercise price less than market value at the date of grant as an alternative to the payment of Directors' fees in cash, thereby advancing the interests of the Company by encouraging and enabling the acquisition of its common stock by Directors whose judgment and ability are relied upon by the Company for the attainment of its long-term growth and development. Accordingly, the Plan is intended to promote a close identity of interests among the Company, the Directors, and its shareholders, as well as to provide a means to attract and retain well-qualified Directors.

     2. Effective Date and Term of Plan. The Plan shall become effective upon such date as it may be approved by the shareholders of the Company and shall remain in effect until July 7, 2013 or until termination by the Board of Directors of the Company (the "Board"), whichever occurs first.

     3. Stock Subject to the Plan. There are authorized for issuance or delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 500,000 shares of the Company's common stock, no par value ("Common Stock"), subject to adjustment as provided hereinafter in Section 6. Such shares may be, as a whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares which have been reacquired by the Company. If any option issued under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the shares of common Stock which have not been purchased thereunder shall again become available for the purposes of this Plan.

     4.  Plan Administration.

          (a) The Plan shall be administered by the Compensation Committee (the "Committee"), which shall consist of not less than two Directors appointed by the Board.

          (b) The Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

          (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

          (d) An Administrator of the plan may from time to time be appointed by the Committee. If appointed, such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Committee. The Administrator shall be in the employ of the Company, and shall be compensated for services and expenses by the Company according to its normal employment policies without special or additional compensation, other than reimbursement of expenses, if any, for his or her services as the Administrator.

     5. Terms and Conditions: Stock Option Awards. Each option granted under the Plan shall be evidenced by a written award document in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which document shall comply with and be subject to the following terms and conditions:

          (a) Option Grant Dates. Options shall be granted as of the date of the annual organizational meeting of the Board which is held following the Company's annual meeting of shareholders, to any Director who, no later than the date of such annual organizational meeting of the Board (and subject to such other rules as the Committee may adopt from time to time), has filed with the Company an irrevocable election to receive a stock option in lieu of all or a specified portion (expressed in terms of a percentage of Annual Director Compensation) of the Annual Director Compensation (as defined in Subsection 5(b)) expected to be earned by such Director for a twelve-month period beginning on the first day of the third fiscal quarter of the Company and ending on the last day of the second fiscal quarter of the Company ("Plan Year"). A separate election must be made for each Plan Year, although a Director may specify that a particular election shall apply to future Plan Years unless amended or revoked; provided, however, that no amendment or revocation may be made during a Plan Year with respect to such Plan Year. The Director shall not be entitled to receive in cash any portion of the Annual Director Compensation for which an election has been made to receive an option.

          (b) Option Formula. The number of shares of Common Stock subject to each option granted to any Director for a Plan Year shall be equal to the nearest number of whole shares of Common Stock with cash payment for fractional shares, determined in accordance with the following formula.

  Annual Director Compensation
--------------------------------
 Fair Market Value minus Option      =     Number of Shares
         Exercise Price

     "Option Exercise Price" and "Fair Market Value" shall be defined as set forth in Subsection 5(c). "Annual Director Compensation" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director or as a member of any committee of the Board pursuant to the policy in effect for each Plan Year, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board or any committee thereof; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Annual Director Compensation, the Annual Director Compensation for purposes of the foregoing formula shall equal the portion of the Annual Director Compensation so elected. To the extent that a portion of Annual Director Compensation includes fees for attending or participating in meetings of the Board or any committee thereof, for purposes of the election to be made pursuant to Subsection 5(b), the Committee shall advise each Director, in advance of the next Plan Year, of the number of such meetings anticipated to be held during such Plan Year and the election may take the fees related thereto into account. To the extent fewer or greater such meetings are actually held during the Plan Year, an appropriate adjustment shall be made in the number of shares of Common Stock subject to any option awarded. For Purposes of this Plan, "Annual Director Compensation" shall not include expenses reimbursed by the company for attendance at or participation in meetings of the Board or any committee of the Board or fees for any other services to be provided to the Company.

          (c) Option Exercise Price. The "Option Exercise Price" refers to the per share purchase price for common Stock subject to each option granted under the Plan and that per share purchase price shall be fifty percent (50%) of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value" with regard to a date means the closing price at which a share of Common Stock shall have been sold on the last trading date prior to that date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Common Stock are then actively traded) and published in The Wall Street Journal.

          (d) Term and Exercise of Option. Options may be exercised only by written notice to the Company. Payment for all shares of Common Stock purchased pursuant to exercise of an option shall be made (a) in cash; (b) by delivery to the Company of a number of shares of Common Stock which have been beneficially owned by the option holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the option holder intends to purchase upon exercise of the option on the date of delivery; or (c) in a cashless exercise through a broker. Payment shall be made at the time that the option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the option holder. No option granted under the Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; provided, however, that any option granted under the Plan shall become immediately exercisable upon the retirement of the Director because of age, death or disability. No option granted under the Plan shall be exercisable after expiration of twenty years from the date upon which it is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided in Subsections 5(e) and 5(f).

          (e) Termination of Directorship. Except as herein provided, the rights of a Director or the Director's permitted transferee in an option granted under the Plan shall not terminate upon such Director's termination as a Director for any reason (including retirement because of age, death or disability). That portion of an option granted under the Plan which is attributable to any portion of the Annual Director Compensation which is not earned due to termination as a Director or as a member of a committee of the Board (for any reason) or because of lack of attendance or participation in any meeting of the Board or any committee thereof shall automatically abate and be cancelled.

          (f) Death of Director. Any option granted to a Director and outstanding on the date of his or her death may be exercised by the administrator of such Director's estate, the executor under his or her will, or the person or persons to whom the option shall have been validly transferred in accordance with Section 8, but not beyond the first to occur of (i) the first anniversary of the Director's death, or (ii) the specified expiration date of the option; provided, however, that an option that is not exercised prior to the first anniversary of the Director's death shall be deemed exercised on the first anniversary of the date of death to the extent the then aggregate Fair Market Value of the shares subject to the option exceeds the aggregate Option Exercise Price and payment of such exercise price shall be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the option the Fair Market Value of which on such anniversary is equal to the exercise price. If the Fair Market Value of the Stock on the first anniversary of the Director's death equals or is less than the option exercise price, then the option shall be deemed to have expired unexercised.

     6. Changes in Capitalization. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares of other property (other than ordinary cash dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin-off, split-off or other distribution with respect to such shares of common stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

     7.  Limitation of Rights:

          (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a participant as a Director for any period of time, or at any particular rate of compensation.

          (b) No Shareholders' Rights for Options. The holder of an option granted under the Plan shall have no rights as a shareholder with respect to the shares covered by his or her options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          (c) No Right to Participate as an Employee Director. A Director's right to participate in the Plan shall automatically terminate if and when a Director becomes an employee of the Company. That portion of an option granted under the Plan which is attributable to any Unearned Annual Director Compensation shall automatically abate and be cancelled. "Unearned Annual Director Compensation" shall mean any portion of Annual Director Compensation which relates to attendance or participation in any meeting of the Board or any committee thereof occurring after the date the Director's employment by the Company commences, or which consists of a retainer earned after such date.

     8. Transferability. Options are transferable by a Director: (i) through will or the laws of lineal descent; (ii) to the spouse or any lineal ancestor or descendant of the Director; (iii) to any trust, the sole beneficiaries of which are any one or all of such Director, such Director's spouse or any lineal ancestors or descendants of such Director; and (iv) to any other person or entity as the Committee may approve. A holder of an Option other than the Director may not transfer such option other than by will or the laws of lineal descent.

     9. Amendment, Modification and Termination. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board, without approval of the Company's shareholders may
(i) increase the total number of shares of Common Stock available under the Plan in the aggregate (except as otherwise provided in Section 6), (ii) extend the period during which any option may be exercised, (iii) extend the term of the Plan, (iv) change the option price or (v) alter the class of persons eligible to receive options. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to an option previously granted.

     10. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Corporate Secretary of the Company and shall become effective when it is received.

     11. Restrictions on Delivery and Sale of Shares; Legends. Each option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under options then outstanding, the Committee may require, as a condition of exercise of any option or as a condition to any other delivery of Common Stock pursuant to an option, that the option holder represent, in writing, that the shares received pursuant to the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares issued pursuant to an option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     IN WITNESS WHEREOF, the Company has caused this Amended Plan to be executed in this form on June 19, 2002.

                                          GOODY'S FAMILY CLOTHING, INC.

                                          By:
                                            ------------------------------------
                                                   Chairman of the Board

ATTEST:

--------------------------------------
              Secretary

[CORPORATE SEAL]

                                                                      APPENDIX B

                         GOODY'S FAMILY CLOTHING, INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN
 AS AMENDED ON MAY 13, 1998 AND JUNE 21, 2000 AND AS PROPOSED TO BE AMENDED ON
                                 JUNE 19, 2002

     THIS INDENTURE is made as of the 16th day of May, 1997, amended and restated as of May 13, 1998, June 21, 2000, and June 19, 2002 by Goody's Family Clothing, Inc., a corporation organized and doing business under the laws of the State of Tennessee (the "Company").

     1. Purpose. The Company is adopting the Goody's Family Clothing, Inc. 1997 Stock Option Plan (the "Plan") to secure and retain the services of directors and key employees of the Company and any of its subsidiaries by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board") believes this Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations, and for shaping and carrying out the long term plans, of the Company, thus facilitating the continued growth and financial success of the Company.

     2. Administration. The Board shall appoint at least two of its members to a committee (the "Committee") that will administer this Plan on behalf of the Company. The Committee may be the Compensation Committee of the Board if the Board so chooses.

     Each member of the Committee shall serve at the discretion of the Board, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to determine with respect to all options other than options granted to directors pursuant to Section 7 hereof (the "Formula Options"):

          (a) the directors and key employees of the Company and any subsidiaries to whom, the times when, and the prices at which it shall grant options;

          (b) the type of options to be granted, i.e., either incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("Non-Qualified Stock Options") (collectively, the "Options");

          (c) the total number of Options to grant to an optionee;

          (d) the time and duration of the period of exercise of each Option;

          (e) the number of shares of the common stock, no par value per share, of the Company (the "Common Stock") subject to each Option; and

          (f) the terms and conditions for payment.

     The Committee shall also have complete and conclusive authority to (i) interpret this Plan, (ii) prescribe, amend and rescind rules and regulations relating to it, (iii) determine the terms and provisions of the stock option agreements the Company makes with optionees who are granted Options (the "Agreement"), the terms of which need not be identical, and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on these matters shall be conclusive.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with this Plan or any Option or Formula Option granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that such director is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     3. Eligibility. The Committee shall grant Options only to directors and key employees of the Company or its subsidiary corporations within the meaning of Code Section 424(f) (each, a "Subsidiary"); provided, however, that an Incentive Stock Option may only be granted if such individual is an employee of the Company or a Subsidiary and that only Formula Options may be granted to directors who are not also employees or officers of the Company. Subject to the limits set forth in this Plan, the Committee at any time may grant additional Options to directors or key employees to whom the Committee had previously granted Options, so that an optionee may hold more than one Option at the same time.

     4. Stock Subject to Plan. The Company has authorized and reserved for issuance upon the exercise of Options and Formula Options pursuant to this Plan an aggregate of three million five hundred thousand (3,500,000) shares of Common Stock (the "Shares"), each of which may be the subject of an Incentive Stock Option or a Non-Qualified Stock Option, in the sole discretion of the Committee. The Company may (but is not required to) grant Options pursuant to this Plan which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance Option"). A maximum of 500,000 Shares may be subject to Options granted as Performance Options to any optionee during any fiscal year of the Company (subject to adjustment as provided below). If any Option or Formula Option is canceled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or to another eligible individual or individuals; provided, however, that in the case of an Option which is canceled in the same fiscal year in which it is granted, in determining whether an optionee has received the maximum number of Shares he is entitled to receive during such fiscal year, both the canceled Option and any other Option issued to such optionee during such fiscal year shall be treated as outstanding, and, in the case of an Option canceled at any time, in determining whether an optionee has received the maximum number of Shares he is entitled to receive during the term of the Plan, both the canceled Option and any other Option issued to such optionee during the term of the Plan shall be treated as outstanding.

     The Committee shall adjust the total number of Shares and any outstanding Options and Formula Options, both as to the number of Shares and the exercise price, and the number of Shares to be issued pursuant to Formula Options granted under Section 7 hereof, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional Shares as a result of any of these changes and shall eliminate from the outstanding Options and Formula Options any fractional Shares that result from such a change. The Committee shall not adjust outstanding Options and Formula Options for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

     Except as provided in the following paragraph, after any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options and Formula Options, each optionee shall receive at no additional cost upon the exercise of his Option or Formula Option, as applicable, subject to any required action by shareholders and in lieu of the number of Shares as to which he would otherwise exercise the Option or Formula Option, as applicable, the number and class of shares of stock or other securities or any other property (including cash) to which the terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive, if, at the time of the merger, consolidation or other reorganization, the optionee had been a holder of record of the number of Shares as to which he could exercise the Option or Formula Option, as applicable. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations or other reorganizations.

     In the event of a Sale of the Company (as hereinafter defined) in which the purchaser of the Company does not agree to the assumption of the Options or Formula Options, provisions shall be made to cause each outstanding Option and Formula Option to become exercisable prior to the Sale of the Company and to terminate upon the consummation of the Sale of the Company. "Sale of the Company" shall mean (i) the approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and the Company's voting securities outstanding immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Company's voting securities, respectively; or (ii) the approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, a majority or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and the Company's voting securities outstanding immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Common Stock and the Company's voting securities, respectively.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option or Formula Option.

     The grant of an Option or Formula Option by the Committee shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     5. Terms and Conditions of Options and Formula Options. Each Option and Formula Option granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by an Agreement, or a Formula Option Agreement (as defined in Section 7 hereof) in the case of a Formula Option, in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each Agreement or Formula Option Agreement, as the case may be, shall:

          (a) state the number of Shares to which it pertains;

          (b) state that the price at which each Share may be purchased shall not be less than the "Fair Market Value" (as defined below) of a Share on the date of grant of the Option;

          (c) state the terms and conditions for payment, except as otherwise provided by Section 11 hereof;

          (d) state the term of the Option or Formula Option, as the case may be, and the period or periods during the term in which the optionee may exercise the Option or Formula Option, as the case may be, or portions thereof;

          (e) provide that the Option or Formula Option, as the case may be, is not transferable by the grantee other than by will or the laws of lineal descent and, in the case of an Option or Formula Option other than an Incentive Stock Option (i) to the spouse or any lineal ancestor or descendant of the grantee, (ii) to any trust, the sole beneficiaries of which are any one or all of such grantee, such grantee's spouse or any lineal ancestors or descendants of such grantee, and (iii) to any other person or entity as the Committee may approve. A holder of an Option or Formula Option other than the grantee thereof may not transfer such option other than by will or the laws of lineal descent;

          (f) provide that, with respect to any Options or Formula Options granted to an employee and/or director, the Option or Formula Option, as the case may be, shall terminate 30 days following the date the grantee ceases to be an employee and/or director of the Company or a Subsidiary, other than by reason of death or disability (as defined in Code Section 22(e)(3));

          (g) provide that, if a grantee dies or becomes disabled (as defined in Code Section 22(e)(3)) while he is an employee and/or director of the Company or a Subsidiary, as applicable, any Options or Formula Options, as the case may be, granted to such grantee may be exercised by the then holder thereof at any time within one year after the grantee's death or disability or, if earlier, the expiration of the term of such Option or Formula Option, as the case may be; and

          (h) specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

     The Committee may provide in any Option or Formula Option, as the case may be, which it grants that a condition to the exercise of such Option or Formula Option, as the case may be, shall be the grantee's agreement to remain an employee of and/or to otherwise render services to the Company or any of its Subsidiaries for a specified period of time following the date of grant. This condition shall not impose on the Company or any Subsidiary any obligation to employ the grantee or otherwise retain the grantee as a director for any period of time or otherwise constitute a contract of employment.

     The "Fair Market Value" of a Share on a given date shall be (a) if the Common Stock is then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market, the last reported sales price of a Share for the trading day immediately preceding such date as reported on such exchange or such market, as the case may be; (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for a Share as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information for the trading day immediately preceding such date; (c) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for a Share as quoted by a market maker in the Common Stock for the trading day immediately preceding such date(or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of a Share as determined by the Committee in good faith.

     6. Additional Terms and Conditions of Incentive Stock Options. In addition to the terms and conditions set forth in Section 5 hereof, each Agreement evidencing the grant of an Incentive Stock Option shall:

          (a) provide for an exercise price that shall not be less than 100% of the Fair Market Value (as defined above in Section 5 hereof) of the Shares on the date of grant of the Option, provided that: if the optionee owns (subject to applicable ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of Treasury) stock possessing more than 10% of the total combined voting power of all Shares or of shares of any parent corporation within the meaning of Code
     Section 424(e) (a "Parent") or Subsidiary of the Company at the time the Option is granted (assuming the immediate exercise of such Option), the exercise price shall not be less than 110% of the Fair Market Value of the pertinent number of Shares of the Company on the date the Option is granted;

     and subject to the foregoing, the Committee, in determining the Fair Market Value, shall have full authority and discretion and be fully protected in doing so;

          (b) provide that the Option is not exercisable after the expiration of ten (10) years (or such lesser period as is specified in the Agreement) from the date the Option is granted, except that, if the optionee owns (subject to applicable ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of the Treasury) more than 10% of the total combined voting power of all Shares or of shares of any Parent or Subsidiary at the time the Option is granted (assuming the immediate exercise of such Option), the Option is not exercisable after the expiration of five (5) years (or such lesser period as is specified in the Agreement) from the date the Option is granted; and

          (c) provide that during the optionee's lifetime, the Option is exercisable only by the optionee.

     7. Formula Grants to Directors. Each person who is first elected as a non-employee director of the Company after May 16, 1997 shall be granted a non-qualified stock option as of the date he or she first commences services as a director to acquire 15,000 Shares at a per share exercise price equal to the Fair Market Value (as defined above in Section 5 hereof) of a Share. Each non-employee director of the Company shall be granted a non-qualified stock option pursuant to this Section each year on the date of the first Board meeting following each annual meeting of shareholders, commencing with the annual meeting of shareholders of the Company first held after the date hereof, to acquire 3,000 Shares at a per share exercise price equal to the Fair Market Value of a Share, provided such individual is a director of the Company on such date. Formula Options shall be subject to such additional terms as may be set forth in a Non-Qualified Formula Stock Option Agreement (the "Formula Option Agreement") complying with Section 5 hereof, approved by the Committee and used to evidence the grant of a Formula Option. Notwithstanding any other provision of this Plan, the provisions of this Section 7 and of the Formula Option Agreement may not be amended more than once every six months, other than to conform it with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules promulgated under either of the foregoing.

     8. Compliance with Code for Incentive Stock Options. All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     9. Limitation on Incentive Stock Option Amounts. An Incentive Stock Option may not be granted to an optionee to the extent the aggregate Fair Market Value, determined at the time the Committee grants the Option, of Common Stock with respect to which stock options intended to meet the requirements of Section 422 of the Code are exercisable for the first time by such optionee during any calendar year under all plans of the Company and any Parent or Subsidiary exceeds $100,000.

     10. Term of Plan. The Company shall submit this Plan to its shareholders for approval within 12 months of the adoption of this Plan by the Board. No Option or Formula Option shall be exercisable prior to the receipt of such shareholder approval. Unless shareholder approval is obtained within said twelve-month period, both this Plan and all outstanding Options and Formula Options shall be rendered immediately void and of no effect.

     The effective date of this Plan shall be the earlier of the date on which the shareholders of the Company or the Board approve this Plan (the "Effective Date"). This Plan shall terminate 10 years after that date. The Committee may grant Options and Formula Options pursuant to this Plan at any time on or between the Effective Date and that termination date, subject to the other provisions contained herein.

     11. Exercise of Option by Optionee. A holder of an Option or Formula Option may purchase Shares pursuant thereto only upon receipt by the Company of a notice in writing from such holder of his intent to purchase a specific number of Shares, which notice contains such representations regarding compliance with the federal and state securities laws as the Committee may reasonably request. The exercise price shall be paid in full upon the exercise of an Option or Formula Option, and no Shares shall be issued or delivered until full payment thereof has been made. Payment of the exercise price for all Shares purchased pursuant to the exercise of an Option or Formula Option shall be made in cash or by certified check or, alternatively, if the applicable Agreement so allows, as follows:

          (a) by delivery to the Company of a number of shares of Common Stock which have been owned by the holder for at least six months prior to the date of exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the exercise price or in combination with cash in a sufficient amount to equal the purchase price; or

          (b) by receipt of the exercise price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the holder to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option or Formula Option is exercised.

     Until the Option or Formula Option has been exercised and payment of the exercise price for, and any withholding tax obligations with respect to, all Shares purchased pursuant to the exercise of the Option or Formula Option has been received by the Company in accordance with the terms of the applicable Agreement or Formula Option Agreement, the holder shall have no rights as a shareholder with respect to the Shares the Option or Formula Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as this Plan otherwise provides.

     12. Withholding Taxes. Whenever the Company proposes or is required to issue Shares to a holder of an Option or Formula Option, pursuant to the exercise of a Non-Qualified Stock Option or Formula Option granted under this Plan, or the holder makes a disqualifying disposition (within the meaning of Code Section 421(b)) of Shares acquired upon the exercise of an Incentive Stock Option, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any certificate or certificates for such Shares. A grantee may pay the withholding tax (a) by making payment in cash or by certified check, (b) if the applicable Agreement or Formula Option Agreement so provides, by electing to tender to the Company the smallest number of whole Shares that have been owned by such grantee for at least six months prior to the Tax Date (defined below) that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date, is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of the Option or Formula Option if the applicable Agreement or Formula Option Agreement so provides, or (c) by electing to have the number of Shares which the holder is to receive upon exercise reduced by the number of Shares determined in (b) above (a grantee's election to tender or offset as described in (b) or (c) above is referred to as a "Withholding Election"). A grantee may make a Withholding Election only if the following conditions are met:

          (a) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election in the form prescribed by the Committee;

          (b) any Withholding Election is irrevocably given in a manner that satisfies the requirements of the exemption provided under Rule 16b-3, if any; and

          (c) If the grantee is considered by the Committee to be subject to
     Section 16 of the Exchange Act, the Withholding Election is delivered to the Company sufficiently in advance of the Tax Date as the Committee determines is necessary or appropriate to satisfy the conditions of the exemption from Section 16(b) of the Exchange Act provided under Rule 16b-3.

     Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election for an Option or Formula Option and no Option or Formula Option to which any Withholding Election relates may be exercised prior to one year after the Company has been subject to the reporting requirements of Section 13 of the Exchange Act and has filed all reports and statements required to be filed pursuant to that Section during that year.

     13. Assignability. Except as Section 5 of this Plan permits or the terms of the Option or Formula Option Agreement permit, no Option or Formula Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option or Formula Option, or right or privilege shall be subject to execution, attachment or similar process.

     14. The Right of the Company to Terminate Employment. No provision in this Plan or any Option or Formula Option shall confer upon any grantee any right to continue in the employment of the Company or any Subsidiary or to continue performing services for or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment or of the right of shareholders of the Company to remove such grantee as a director at any time for any reason.

     15. Amendment and Termination. Except as set forth in Section 7 hereof, the Board at any time may amend or terminate this Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax (including Code Sections 162(m) and 422), securities or other applicable laws and rules and regulations to which the Company, this Plan, optionees or eligible employees and/or directors are subject. No amendment or termination of this Plan shall adversely affect the rights of an optionee with regard to his Options or Formula Options without his consent.

     16. General Restriction. Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option or Formula Option granted pursuant to this Plan shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in the Committee's sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each holder shall, prior to the exercise of an Option or Formula Option, deliver to the Company such information, representations and warranties as the Committee may reasonably request in order for the Committee to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option or Formula Option are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     17. Choice of Law. The laws of the State of Tennessee shall govern this Plan.

     18.  Change of Control.

     Notwithstanding anything contained to the contrary herein but subject, however, to the provisions set forth in the fourth paragraph of Section 4, upon the occurrence of a Change of Control of the Company (as hereinafter defined) all Options granted under the Plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as hereinafter defined) and shall be thereafter exercisable in accordance with the terms of the Plan (including, without limitation, as provided in Sections 5 and 6) and any applicable award agreement; provided, however, that the foregoing shall not apply to the extent that such acceleration of vesting shall make a "pooling of interests" accounting unavailable in the case of a Change of Control transaction which is intended to be effected as a "pooling of interests" transaction.

     A "Change of Control of the Company" shall mean and shall be deemed to have occurred if any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Robert M. Goodfriend, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Robert M. Goodfriend, shall acquire in one or a series of transactions, whether through sale of stock or merger, more than 50% of the outstanding voting securities of the Company or any successor entity of the Company or the shareholders of the Company shall approve a sale of all or substantially all of the Company's assets or a complete liquidation or dissolution of the Company. A "Change of Control Date" shall mean the closing date on which a Change of Control of the Company shall have occurred, or in the case of a sale of all or substantially all of the Company's assets or complete liquidation or dissolution of the Company, the date on which shareholder approval is obtained.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in this form on June 19, 2002.

Attest:                                                 GOODY'S FAMILY CLOTHING, INC.
  ----------------------------------------------

                                                                              By:
By: -------------------------------------------------   -----------------------------------------------
                                                                     Robert M. Goodfriend
Title:                                                  Title:           Chairman of the Board
  -----------------------------------------------

[CORPORATE SEAL]

                         (GOODY'S FAMILY CLOTHING LOGO)

                                     PROXY


                         GOODY'S FAMILY CLOTHING, INC

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 17, 2002, and does hereby appoint Robert M. Goodfriend and Regis J. Hebbeler, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 19, 2002 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE PROPOSALS DESIGNATED HEREIN.


[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]



[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.



                                                                                                              FOR  WITHHOLD  ABSTAIN
1. Election of Directors                                          2. Approval and adoption of Short Term
                                                                     Incentive Plan.                          [ ]    [ ]       [ ]
   To elect two Class I Directors (for a term
   expiring at the 2005 Annual Meeting of                         3. Approval and adoption of amendments      [ ]    [ ]       [ ]
   Shareholders).                                                    to Discounted Stock Option Plan
                                                                     for Directors.
   NOMINEES: (01) Irwin L. Lowenstein
             (02) Cheryl L. Turnbull                              4. Approval and adoption of amendments to   [ ]    [ ]       [ ]
                                                                     1997 Stock Option Plan.

    FOR ALL NOMINEES                      WITHHOLD AUTHORITY      5. In their discretion, the proxies are authorized to vote on
    (EXCEPT AS MARKED TO    [  ]  [  ]      TO VOTE FOR ALL          such other business as may properly come before the meeting
     THE CONTRARY BELOW)                  NOMINEES LISTED ABOVE      or any adjournment(s) or postponement(s) thereof.

[  ]
    -----------------------------------------------------------
    (Instruction: to withhold authority to vote for any
    individual nominee, write that nominee's name in the space provided above.)


                                                                  Please sign exactly as name(s) appears hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, sign the full corporate name by a duly authorized officer. When shares are held by joint tenants, both should sign.


                                                                  PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


Signature:  _________________________ Date: _______________       Signature: _______________________ Date: _____________
